EXHIBIT 2 TO RECOTON
                                                    FORM 8-K FOR EVENT
                                                    OCCURRING AUGUST 28, 1996


                             CERTIFICATE OF MERGER

                                       OF

                            RC ACQUISITION SUB, INC.

                                      INTO

                        INTERNATIONAL JENSEN INCORPORATED

                        ----------------------------------

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law
                        ----------------------------------


     INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, hereby certifies as follows:

     FIRST: The names of the constituent corporations are "INTERNATIONAL JENSEN INCORPORATED" and "RC ACQUISITION SUB, INC." Each constituent corporation is incorporated under the laws of the State of Delaware.

     SECOND: A Fourth Amended and Restated Agreement and Plan of Merger dated as of January 3, 1996 (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the General Corporation Law of the State of Delaware.

     THIRD: The name of the surviving corporation (the "Surviving Corporation") is INTERNATIONAL JENSEN INCORPORATED. Upon the filing of this Certificate, the name of the Surviving Corporation shall be changed to Recoton Audio Corporation, as set forth below.

     FOURTH: The Amended and Restated Certificate of Incorporation of INTERNATIONAL JENSEN INCORPORATED as in effect at the date of the merger shall be the Certificate of Incorporation of the Surviving Corporation, except that Article FIRST hereby is amended to read "The name of the Corporation is Recoton Audio Corporation" and Articles FOURTH, FIFTH, SIXTH, SEVENTH AND EIGHT hereby are amended and Articles NINTH, TENTH, ELEVENTH AND TWELFTH hereby are eliminated so that the Amended and Restated Certificate of Incorporation reads as set forth on Exhibit A.

     FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, 25 Tri-State International Office Center, Suite 400, Lincolnshire, IL 60069, and a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

     IN WITNESS WHEREOF, INTERNATIONAL JENSEN INCORPORATED has caused this Certificate of Merger to be executed in its corporate name by its President and attested by its Secretary this 28th day of August, 1996.


                                             INTERNATIONAL JENSEN INCORPORATED


                                             By:   /s/ Robert G. Shaw
                                                   Robert G. Shaw
                                                   President

                                     Attest:

                                             By:   /s/ Marc T. Tanenberg
                                                   Marc T. Tanenberg
                                                   Secretary

                                                                    EXHIBIT A



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL JENSEN INCORPORATED


     FIRST: The name of this Corporation (hereinafter called the "Corporation") is Recoton Audio Corporation.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle (zip code 19801). The name of the registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business to be conducted and promoted and the purpose of the Corporation is to engage in any any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares, all of which are of a par value of one hundredth of one dollar ($.01) each, and all of which are of one class and are designated as Common Stock.

     FIFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SIXTH: The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

     SEVENTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                                                     EXHIBIT 4 TO RECOTON
                                                     FORM 8-K FOR EVENT
                                                     OCCURRING AUGUST 28, 1996


     THIS RECEIVABLES SALE AGREEMENT (this "Agreement") dated as of August 28, 1996, is among INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, as Seller ("Seller"), IJI Acquisition Corp., an Illinois corporation ("IJI"), as Servicer, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Purchaser").

                                    RECITALS

          A. Seller now owns certain receivables generated in the ordinary course of its business which Seller wishes to sell to Purchaser.

          B. Purchaser agrees to purchase the Pool Receivables and certain Related Assets from Seller on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                         DEFINITIONS AND RELATED MATTERS

         In this Agreement, unless otherwise specified:

          (a) capitalized terms are used as defined in Schedule I;

          (b) accounting terms shall be interpreted, and accounting determinations and computations made, in accordance with GAAP;

          (c) terms defined in Article 9 of the Illinois UCC and not otherwise defined herein are used as defined in such Article 9;

          (d) references to any Article, Section, Exhibit, Annex or Schedule refer to such Article or Section of, or Annex, Exhibit or Schedule to, this Agreement, and references in any Article, Section or definition to any subsection or clause refer to such subsection or clause of such Article, Section or definition;

         (e) "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Section, paragraph or provision of this Agreement;

         (f) "including" means including without limitation, and other forms of the verb "to include" have correlative meanings;

         (g) the word "or" is not exclusive;

         (h) for purposes of calculating interest, any fee, discount or any other amount accrued or accredited over a period of time, the first day of such period shall be included and the last day excluded;

         (i) a reference to any Person includes such Person's successors and assigns, unless such successors and assigns are not permitted by this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (j) a reference to any law, rule or regulation refers to such law, rule or regulation as amended from time to time and includes any successor law, rule or regulation; and

        (k) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

                                    ARTICLE I
                                SALE AND PAYMENT

     SECTION 1.01 Agreement to Purchase and Sell. (a) Seller warrants that on the Closing Date the Receivables listed on Schedule A (each such Receivable, a "Pool Receivable") have an aggregate Unpaid Balance of $10,398,000.83 (the "Pool Balance").

         (b) On the terms and conditions hereinafter set forth, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller: (a) all of Seller's right, title and interest in, to and under the Pool Receivables; (b) all Related Security with respect to such Pool Receivables; (c) all Collections with respect to such Pool Receivables; and (d) all proceeds of any of the foregoing. The items listed above in clauses (b) through (d) are herein collectively called the "Related Assets." The Pool Receivables and the Related Assets sold are herein collectively called the "Sold Assets". The sale and purchase of the Sold Assets shall take place automatically on the Closing Date, subject to the conditions in Section 4.01, without the need for any further instrument of sale or assignment.

     SECTION 1.02 Payment; Purchase Price. Purchaser shall, upon satisfaction of the applicable conditions set forth in Article IV and subject to Section 3.01, pay to Seller the following amount (the "Purchase Price"), by wire transfer to a bank account designated in writing by Seller to Purchaser, calculated as follows:

     The product of (a) the Pool Balance times (b) the quotient of (i) one divided by (ii) one plus the product of (A) the Reference Rate plus 0.25% and
(B) a fraction of the numerator of which is 50, and the denominator of which is 360, which Purchase Price the parties agree equals $10,276,344.22.

     SECTION 1.03 No Assumption. Purchaser shall not have any obligation or liability with respect to any Sold Assets or any agreements, Contracts, Records, or other documents related to any Pool Receivable, nor shall Purchaser have any obligation or liability to any Obligor or other customer or client of Seller (including any obligation to perform any of the obligations of Seller under any such Pool Receivables or related agreements or other documents). No such obligation or liability is intended to be assumed, and any such assumption is expressly disclaimed.

     SECTION 1.04 No Recourse. Except as specifically provided in this Agreement, the purchase and sale of Sold Assets under this Agreement shall be without recourse to Seller; provided that Seller shall be liable to Purchaser for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, it being understood that such obligation of Seller will not arise on account of the failure of any Obligor for credit reasons to make any payment in respect of a Pool Receivable.

     SECTION 1.05 True Sales.

         (a) Seller and Purchaser intend the transactions hereunder to constitute true sales of Pool Receivables by Seller to Purchaser providing the Purchaser with the full benefits and burdens of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Purchaser to Seller.

         (b) In the event (but only to the extent) that the conveyance of the Pool Receivables and Related Assets hereunder is characterized by a court or other Governmental Authority as a loan rather than a sale, Seller shall be deemed hereunder to have granted to Purchaser a security interest in all of Seller's right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables,
(B) all Related Security with respect to each Pool Receivable, (C) all Collections with respect to each Pool Receivable, and (D) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. Such security interest shall secure all of Seller's obligations (monetary or otherwise) under this Agreement and the other Agreement Documents, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. Purchaser shall have, with respect to the property described in this Section 1.05(b), and in addition to all the other rights and remedies available to Purchaser under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.


                                   ARTICLE II
                             COLLECTIONS; SETTLEMENT

     SECTION 2.01 Deemed Collections. (a) If on any day the Unpaid Balance of any Pool Receivable (i) is reduced as a result of any defective, rejected or returned services or goods, any cash discount, or any adjustment by Seller, Servicer, or any Affiliate of Seller or Servicer, (ii) is reduced on account of any offsetting account payable of Seller, Servicer or any of its Affiliates to an Obligor (whether such offsetting account payable arises out of the same or a related or an unrelated transaction), (iii) is reduced or cancelled as a result of a setoff in respect of any claim by, or defense or credit of, the Obligor thereof against Seller, Servicer or any Affiliate of Seller (whether such claim, defense or credit arises out of the same or a related or an unrelated transaction) or (iv) is reduced on account of the obligation of Seller or Servicer to pay to the related Obligor any rebate or refund, then Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties of Seller set forth in Section 5.03 is no longer true with respect to a Pool Receivable, Seller shall be deemed to have received on such day a Collection of such Receivable in the full amount of such Pool Receivable.

          (b) In the event that (i) Seller has been deemed to receive Collections with respect to any Pool Receivable pursuant to Section 2.01(a),
(ii) Seller pays such deemed Collections to the Servicer for account of Purchaser pursuant to the first sentence of Section 2.02 and (iii) the amount of such deemed Collections equals the full Unpaid Balance of such Pool Receivable, then Purchaser shall reconvey such Pool Receivable to Seller, without representation or warranty.

     SECTION 2.02 Treatment of Collections and Deemed Collections. Seller shall, within one Business Day after Seller's receipt or deemed receipt of any Collections in respect of Sold Assets, deliver to the Servicer for the account of the Purchaser an amount equal to all such Collections received or deemed received by it pursuant to Section 2.01(a). The Servicer shall hold or distribute all such deemed Collections in respect of Sold Assets to the same extent as if Collections in such amount had actually been received on such day. So long as Seller shall hold any Collections or deemed Collections required to be paid to Purchaser or to the Servicer (to be held by the Servicer in trust for Purchaser), it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

     SECTION 2.03 Settlement Procedures. (a) Seller has or shall, or shall cause the Servicer to, instruct all Obligors to make payments of the Pool Receivables to one or more lock-box accounts maintained by Seller and/or Servicer at Harris Trust and Savings Bank (which accounts (including account numbers) shall be designated by Seller or Servicer to Purchaser) (collectively, the "Lock-Box Account"). The Lock-Box Account shall at all times be subject to an agreement in form and substance satisfactory to the Purchaser (the "Lock-Box Agreement").

         (b) At the opening of each Business Day, the Servicer shall determine the amount of Collections received or deemed received in respect of the Sold Assets acquired by Purchaser on the prior Business Day, and shall pay such amount to Purchaser by deposit to the Purchaser's Account.

         (c) The Servicer shall maintain accurate records of all Collections in respect of Pool Receivables and payments made under this Agreement. Prior to the payment to Purchaser of Collections in respect of Pool Receivables pursuant to
Section 2.03(b), the Servicer shall hold such Collections in trust for the benefit of the Purchaser.

     SECTION 2.04 Reporting. On or prior to each day on which the Servicer is required to make a deposit or payment to the Purchaser Account pursuant to this
Article II, the Servicer will advise Purchaser thereof by facsimile or telephone (and, if by telephone, promptly confirmed in writing) and provide such other information as Purchaser may reasonably request in connection therewith.

     SECTION 2.05 Payments and Computations, Etc. All amounts to be paid or deposited to Purchaser by Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in Dollars in immediately available funds to Purchaser at its office at 115 South LaSalle Street, Chicago, Illinois 60603, Attention:
John R. Smart. Seller or the Servicer, as applicable, shall pay to Purchaser interest on all amounts not paid or deposited when due (including amounts payable pursuant to Section 2.02) until paid or deposited in full at 2.0% per annum above the Reference Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Interest, discount and all fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.06 Enforcement Rights. (a) At any time following the occurrence of a Termination Event:

                  (i) Purchaser may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to Purchaser or its designee;

                  (ii) Purchaser may instruct Seller or Servicer to give notice of Purchaser's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to Purchaser or its designee, and upon such instruction from Purchaser, Seller or Servicer, as applicable, shall give such notice at the expense of Seller; provided, that if Seller or Servicer fails to so notify each Obligor, Purchaser may so notify the Obligors; and

                  (iii) Purchaser may request Seller or Servicer to, and upon such request Seller or Servicer, as applicable shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and, to the extent not expressly prohibited by applicable law or the applicable software license, transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to Purchaser or its designee at a place selected by Purchaser, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to Purchaser or its designee.

         (b) Seller hereby authorizes Purchaser, and irrevocably appoints Purchaser as its attorney-in-fact with full power of substitution and with full authority in the place and stead of Seller, which appointment is coupled with an interest, following the occurrence of any Termination Event to take any and all steps in the name of Seller and on behalf of Seller necessary or desirable, in the determination of Purchaser, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever other than for its own gross negligence or willful misconduct.

     Section 2.07 Responsibilities of Seller. Anything herein to the contrary notwithstanding, Seller shall (i) perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if such Pool Receivables had not been sold hereunder and the exercise by Purchaser of its rights hereunder shall not relieve Seller from such obligations, and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction; provided that the Servicer may, on behalf of Seller, perform Seller's obligations under this first sentence of Section 2.07. Purchaser shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of Seller under any of the foregoing.

                                   ARTICLE III
                                   FEES, ETC.

     SECTION 3.01 Fees. (a) Structuring Fee. Seller shall pay to Purchaser a structuring fee of $110,000 payable on the Closing Date out of the proceeds of the sale of the Pool Receivables.

          (b) Servicer's Fee. Purchaser will pay the Servicer a servicer's fee of $10,000, payable at Closing Date, which Servicing Fee shall be deducted from the Purchase Price payable to Seller.

     SECTION 3.02 Taxes, Etc. Seller hereby covenants that all payments by Seller to Purchaser in respect of any Obligation, and all payments by any Obligor in respect of any Sold Assets, shall be made without any set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed on Seller, Purchaser or such Obligor (as applicable) with respect to such payments by any governmental or other authority, except to the extent that such deduction or withholding is compelled by applicable laws, rules or regulations. As used herein, the term "Taxes" shall include all excise and other taxes of whatever nature imposed on Seller, Purchaser or such Obligor (as applicable) with respect to such payments (other than taxes generally assessed on the overall net income of Purchaser imposed by the jurisdiction in which Purchaser's principal executive office is located), as well as all levies, imposts, duties, charges or fees of whatever nature.

     If Seller or any Obligor is compelled by applicable laws, rules or regulations to make any such deduction or withholding, Seller will:

          (a) pay (or cause such Obligor to pay) to the relevant authorities the full amount required to be so withheld or deducted;

          (b) pay to Purchaser such additional amounts as may be necessary in order that the net amount received by Purchaser, after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount Purchaser would have received had no such deduction or withholding been made; and

          (c) promptly forward to Purchaser an official receipt or other documentation satisfactory to Purchaser evidencing such payment to such authorities.

Moreover, if any Taxes are directly asserted against Purchaser with respect to any payment made in respect of any Obligation or Sold Asset, Purchaser may pay such Taxes, and Seller agrees promptly to pay such additional amount (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by Purchaser after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Purchaser would have received had no such Taxes been asserted.

                                   ARTICLE IV
                             CONDITIONS TO PURCHASE

     SECTION 4.01 Conditions Precedent to Effectiveness. The obligation of Purchaser to purchase the Sold Assets is subject to the condition precedent that Purchaser shall have received the following, each in form and substance satisfactory to Purchaser:

          (a)  Original executed copies of each of the Agreement Documents;

          (b) Good standing certificates with respect to Seller and Servicer issued by the State where Seller and Servicer are incorporated;

          (c) A certificate of the Secretary or an Assistant Secretary of each of Seller and Servicer certifying as to (i) resolutions of its Board of Directors approving the Agreement Documents to which it is a party and the transactions contemplated therein, (ii) the names and true signatures of its officers authorized on its behalf to sign the Agreement Documents to be delivered by it hereunder (on which certificate Purchaser may conclusively rely until such time as Purchaser shall receive from Seller a revised certificate),
(iii) a true and correct copy of the Articles of Incorporation of Seller as in effect at the beginning of business on the Closing Date and (iv) a true and correct copy of the By-laws of Seller as in effect at the beginning of business on the Closing Date;

          (d) Completed UCC requests for information, dated on or before the date of such purchase, listing all other effective financing statements filed in the jurisdictions referred to in subsection (e) below that name the Seller or Servicer as debtor, together with copies of such other financing statements (none of which shall cover any Pool Receivables, and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Purchaser may request, showing no such liens on any of the Pool Receivables;

          (e) Such financing statements (Form UCC-1), naming Seller as the assignor of Pool Receivables and Related Assets and Purchaser as assignee thereof or other similar instruments or documents, as may be necessary or desirable to perfect Purchaser's interests in all Sold Assets and such other property, rights, accounts, instruments and moneys in which an interest may be assigned to Purchaser hereunder;

          (f)  Copies of an executed Lock-Box Agreement with the lock-box bank;

          (g) Opinion of counsel for Seller, in form and substance satisfactory to Purchaser;

          (h) Opinion of counsel for Servicer, in form and substance satisfactory to Purchaser;

          (i) The fees payable to Purchaser pursuant to Section 3.01(a), together with all costs and expenses due and payable pursuant to Section 10.05, if then invoiced;

          (j) Completed copies of Schedule II (Designated Obligors), Schedule A (List of Pool Receivables), Exhibit 5.01(e)(i) (List of Offices of Seller and Servicer Where Records Are Kept), Exhibit 5.01(e)(ii) (List of Names Used by the O.E.M. division of Seller), Exhibit 5.01(c) (List of Material Litigation of Seller) and Exhibit 5.02(c) (List of Material Litigation of Servicer); and

          (k) Such other approvals, opinions or documents as Seller may reasonably request.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01 Representations and Warranties of Seller. Seller represents and warrants as to itself as follows:

         (a) Organization and Good Standing. It is duly incorporated and validly existing as a corporation in good standing under the laws of its state of incorporation and possesses all necessary licenses and approvals, and is duly qualified to do business in each jurisdiction in which the nature of its business requires such licenses and approvals to own its properties and to conduct its business or in which the failure so to qualify would have a material adverse effect on the financial condition or operations of Seller and its Subsidiaries (if any) taken as a whole.

         (b) Power, Authorization and Non-Contravention. The execution, delivery and performance by it of the Agreement Documents to which it is a party (a) are within its corporate powers, (b) have been duly authorized by all necessary corporate and other action, (c) do not contravene (i) its charter or by-laws,
(ii) except as specified in Exhibit 5.01(b), any contractual restriction binding on or affecting it or any of its property or (iii) any law, rule, regulation, order, judgment, injunction, decree, determination or award binding on or affecting Seller or its property, (d) do not result in the imposition of any Adverse Claim on any of its properties and (e) do not require any authorization, approval or other action by, or notice to or filing with, any Governmental Authority or regulatory body or any other Person, except for the filing of the financing statements referred to in Article IV.

         Without limiting the generality of the foregoing, (A) Seller had at all relevant times, and now has, all necessary power, authority and legal right to own Receivables, to transfer, convey and assign Pool Receivables and Related Assets, and to incur obligations hereunder, (B) the use of funds obtained by Seller under this Agreement will not violate any of Regulations G, T, U and X of the Federal Reserve Board, (C) Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (D) no transaction contemplated by any Agreement Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

         (c) Litigation. Except as otherwise disclosed on Exhibit 5.01(c), there are no actions, claims or proceedings pending or, to its knowledge, threatened against it, any of its Subsidiaries (if any) or any of its or their properties before any court, arbitrator or other Governmental Authority which, if determined adversely to it, could reasonably be expected to have a Materially Adverse Effect.

         (d) Accuracy of Information. All written information supplied by or on behalf of Seller to Purchaser for purposes of or in connection with any Agreement Document or any transaction contemplated herein or therein is true, complete and accurate in all material respects and such information is not incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (e) UCC Information. The chief executive office of Seller is located (and has been located during the four months preceding the Closing Date) at its address referred to in Section 10.02, and the offices where Seller keeps Records are located at the addresses specified in Exhibit 5.01(e)(i) (or at such other locations, notified to Purchaser in accordance with Section 6.01(f), in jurisdictions where all action required pursuant to Section 6.03 has been completed). The O.E.M. division of Seller uses no name other than Seller's actual corporate name and the trade names set forth in Exhibit 5.01(e)(ii). Since January 1, 1990, Seller has not been known by any legal name other than its corporate name as of the date hereof.

         (f) Compliance with Applicable Laws. Seller is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign), and the Contracts, a violation of any of which, individually or in the aggregate, would be reasonably likely to have a Materially Adverse Effect.

     SECTION 5.02 Representations and Warranties of Servicer. Servicer represents and warrants as follows:

         (a) Organization and Good Standing. It is duly incorporated and validly existing as a corporation in good standing under the laws of its state of incorporation and possesses all necessary licenses and approvals, and is duly qualified to do business in each jurisdiction in which the nature of its business requires such licenses and approvals to own its properties and to conduct its business or in which the failure so to qualify would have a material adverse effect on the financial condition or operations of Servicer and its Subsidiaries (if any) taken as a whole.

         (b) Power, Authorization and Non-Contravention. The execution, delivery and performance by it of the Agreement Documents to which it is a party (a) are within its corporate powers, (b) have been duly authorized by all necessary corporate and other action, (c) do not contravene (i) its charter or by-laws,
(ii) any contractual restriction binding on or affecting it or any of its property or (iii) any law, rule, regulation, order, judgment, injunction, decree, determination or award binding on or affecting Servicer or its property,
(d) do not result in the imposition of any Adverse Claim on any of its properties and (e) do not require any authorization, approval or other action by, or notice to or filing with, any Governmental Authority or regulatory body or any other Person.

         (c) Litigation. Except as otherwise disclosed in Exhibit 5.02(c), there are no actions, claims or proceedings pending or, to its knowledge, threatened against it, any of its Subsidiaries (if any) or any of its or their properties before any court, arbitrator or other Governmental Authority which, if determined adversely to it, could reasonably be expected to have a Materially Adverse Effect.

         (d) Accuracy of Information. All written information supplied by or on behalf of Servicer to Purchaser for purposes of or in connection with any Agreement Document or any transaction contemplated herein or therein is true, complete and accurate in all material respects and such information is not incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (e) Location of Records. The offices where the Servicer keeps Records are located at the addresses specified in Exhibit 5.01(e)(i) or at such other locations, notified to Purchaser in accordance with Section 7.02(e).

         (f) Compliance with Applicable Laws. Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign), a violation of any of which, individually or in the aggregate, would be reasonably likely to have a Materially Adverse Effect.

     SECTION 5.03 Representation and Warranties of Seller Regarding Sold Assets. Seller represents and warrants as follows:

         (a) Quality of Title. No Pool Receivable or Related Asset is subject to any Adverse Claim. When Purchaser acquires Pool Receivables and Related Assets hereunder, it shall have acquired and shall continue to have maintained a valid and perfected first priority ownership interest in such Pool Receivables and Related Assets, free and clear of any Adverse Claim. No financing statement or other similar instrument covering any of such Pool Receivables and Related Assets is on file in any recording office except any filed in favor of Purchaser pursuant to this Agreement. No sale of Sold Assets hereunder constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

         (b) Eligible Receivables; Identification of Pool Receivables. Each Pool Receivable sold is an Eligible Receivable. Seller has no reason to believe that the collection experience with respect to any Pool Receivable sold by Seller to Purchaser pursuant to this Agreement will vary in any material respect from the collection experience with respect to Receivables that Seller does not transfer to Purchaser. Seller has no knowledge of any fact that should have led it to expect that any Pool Receivable would not be paid in full when due.


                                   ARTICLE VI
                                GENERAL COVENANTS

     SECTION 6.01 Affirmative Covenants of Seller. Until the first day following the date on which all Pool Receivables and all Obligations are indefeasibly paid in full and in cash, Seller will:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on Seller.

     (b) Preservation of Corporate Existence and Name. Preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which qualification is necessary in view of its business operations or the ownership of its properties, except the parties hereto acknowledge that RC Acquisition Sub, Inc., a Delaware corporation, shall merge with and into Seller which shall subsequently be renamed Recoton Audio Corporation; and not change its corporate name or the name under or by which it does business except (x) upon 30 days' prior written notice to Purchaser and the Servicer (except in connection with the merger and name change expressly referred to in the first clause of this clause (b)) and (y) after taking all action required by Section 6.03 (including, without limitation, in connection with the mergers referred to in this clause (b)).

     (c) Audits. At the expense of Seller, at any time and from time to time during regular business hours, permit, Purchaser or its agents or representatives (i) to examine and make copies of and abstracts from, and (ii) to visit the offices and properties of, Seller or the Servicer and to discuss matters relating to Sold Assets or Seller's or the Servicer's performance hereunder with any of the officers or employees of Seller or the Servicer.

     (d) Keeping of Records and Books of Account. Maintain (or cause the Servicer to maintain) at all times accurate and complete books, records and accounts relating to the Pool Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Seller will, or will cause the Servicer to, maintain operating procedures (including, an ability to recreate records) evidencing the Sold Assets and documents, books, records and other information reasonably necessary or advisable for the collection of all Sold Assets.

     (e) Performance and Compliance with Receivables and Contracts. Timely and fully perform and comply with all of its obligations under the Contracts related to the Sold Assets and under the related purchase orders and other agreements in all material respects and to the same extent as if Pool Receivables and Related Assets with respect thereto had not been sold hereunder to Purchaser, and the exercise by Purchaser of its rights hereunder or in connection herewith shall not relieve Seller from such obligations; provided, that the Servicer may, on behalf of Seller, perform Seller's obligations under this Section 6.01(e).

     (f) Location of Records. Keep its principal place of business and chief executive office at the address under its name on the signature pages hereto and the offices where it keeps Records at the address(es) referred to in Section 5.01(e) or, upon 30 days' prior written notice to Purchaser, at other locations in jurisdictions in the United States where all action required by Section 6.03 shall have been taken and completed.

     (g) Reporting Requirements of Seller. Furnish to Purchaser:

                    (i) On the 1st Business Day of each calendar week, a report in form and substance acceptable to Purchaser, which includes, (A) an aged trial balance by Obligor, Unpaid Balance and maturity date, and the actual aggregate amount of Pool Receivables owed by each of the Obligors as of such day, and (B) the amount of collections received or deemed received in respect of each Pool Receivable during the prior calendar week;

                      (ii) As soon as possible after the occurrence of any Termination Event or Unmatured Termination Event, a written statement of a duly authorized officer of Seller describing such event and the action that Seller proposes to take with respect thereto;

                     (iii) As soon as possible after the occurrence thereof, written notice that describes in reasonable detail the creation or existence of any Adverse Claim (other than any Adverse Claim arising solely as a result of any action taken by Purchaser hereunder) on or with respect to Receivables; and

                     (iv) Promptly, from time to time, such other information, documents, records or reports as Purchaser may from time to time reasonably request;

         provided, that the Servicer may, on behalf of Seller, perform Seller's obligations under this Section 6.01(g).

     SECTION 6.02 Negative Covenants of Seller and Servicer. Until the first day following the date on which all Pool Receivables and all Obligations are indefeasibly paid in full and in cash neither Seller nor the Servicer shall:

         (a) Sales, Adverse Claims, Etc. Sell, assign (by operation of law or otherwise) or otherwise dispose of (with or without recourse) or, suffer to exist any Adverse Claim upon, any Sold Assets or any interest therein or any account to which any Collections of any Receivable, or collections of or proceeds from any other Sold Asset, are sent, or any right to receive income from or in respect of any of the foregoing.

         (b) Extension or Amendment of Receivables or Contracts. Except to the extent permitted in Section 7.02, extend, amend or otherwise modify or waive the terms of any Pool Receivable.

         (c) Change in Credit and Collection Policy. Make any change in its credit and collection policies that would adversely affect the collectibility of the Pool Receivables or the enforceability of any related Contract.

     SECTION 6.03 Further Assurances. Each of Seller and the Servicer agrees that from time to time, at Seller's expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Purchaser may reasonably request in order to protect, perfect or more fully evidence the sale hereunder or to enable Purchaser to enforce such sale or to exercise any rights or remedies under any Agreement Document. Without limiting the generality of the foregoing, Seller and the Servicer will (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Purchaser may determine is necessary or appropriate; and (b) mark the master data processing records evidencing the Sold Assets with the following legend (or the substantive equivalent thereof):

         "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO HARRIS TRUST AND SAVINGS BANK PURSUANT TO A RECEIVABLES SALE AGREEMENT, DATED AS OF AUGUST 28, 1996, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AMONG INTERNATIONAL JENSEN INCORPORATED, IJI ACQUISITION CORP. AND HARRIS TRUST AND SAVINGS BANK"

Seller and the Servicer hereby authorize Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Sold Assets now existing or hereafter arising in the name of Seller or the Servicer. If Seller or the Servicer fails to perform any of its agreements or obligations under any Agreement Document, Purchaser may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Purchaser incurred in connection therewith shall be payable by Seller as provided in
Section 10.05.

         (b) Remedies. Upon the occurrence of a Termination Event, Purchaser shall have, with respect to the security interest granted pursuant to subsection
(a) above, and in addition to all other rights and remedies available to Purchaser under any Agreement Documents or applicable law, all the rights and remedies of a purchaser or secured party under the UCC.


                                   ARTICLE VII
                          ADMINISTRATION AND COLLECTION

     SECTION 7.01 Designation of the Servicer. (a) The servicing, administering and collection of the Sold Assets shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this Section
7.01. Until Purchaser, in its discretion, gives notice (a "Successor Notice") to Seller of the designation of a new Servicer upon the occurrence and continuance of a Servicer Transfer Event, Purchaser hereby designates IJI as, and IJI hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof and in accordance with all applicable laws. Purchaser, in its discretion, may provide IJI with a Successor Notice at any time after the occurrence and continuance of a Termination Event or a Bankruptcy Event with respect to the Servicer ("Servicer Transfer Event").

         (b) Upon Servicer's receipt of a Successor Notice, Servicer will terminate its activities as the Servicer hereunder in a manner which Purchaser indicates will facilitate the transition of the performance of such activities to the new Servicer. Purchaser (or its designee) shall assume each and all of Servicer's obligations to service and administer the Sold Assets, on the terms and subject to the conditions set forth herein, and Servicer shall use its best efforts to assist Purchaser (or its designee) in assuming such obligations.

         (c) The Servicer may, with the prior consent of Purchaser, subcontract with any of its Subsidiaries to service, administer or collect the Sold Assets, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.

     SECTION 7.02 Duties of the Servicer. (a) Purchaser hereby appoints as its agent the Servicer, to enforce Purchaser's rights and interests in, to and under the Sold Assets and the related Contracts on the terms and conditions hereof. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Sold Asset in accordance with applicable laws, rules and regulations with the same degree of care and diligence as the Servicer uses to collect Receivables that it owns; provided that without the express written consent of Purchaser, the Servicer shall not bring suit or commence other enforcement actions or proceedings in the name or on behalf of Purchaser to collect any Sold Assets. The Servicer shall set aside for the account of Purchaser Collections of Sold Assets in accordance with Section 2.03. The Servicer may adjust the Unpaid Balance of any Pool Receivable to reflect the reductions or cancellations described in the first sentence of Section 2.01(a), but only after the payments required to be made by Seller under such section have been made.

         (b) Upon a Termination Event or a Bankruptcy Event, Seller shall deliver to the Servicer, and the Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, the Records. The Servicer shall promptly after demand, at Seller's expense, deliver to Seller any Records that do not relate to Sold Assets.

         (c) The Servicer's authorization under this Agreement shall terminate on the first day after the date on which all Pool Receivables, and all Obligations shall have been finally and fully paid and performed.

         (d) Seller acknowledges that Purchaser has relied on IJI's agreement to act as the Servicer hereunder in its decisions to execute and deliver the Agreement Documents. In recognition of the foregoing, IJI agrees not to resign as the Servicer with respect to Pool Receivables, unless it has received an opinion of counsel, in form and substance satisfactory to Purchaser, to the effect that IJI is not permitted by applicable law to serve in such capacity.

         (e) The Servicer shall keep Records at the address(es) referred to in
Section 5.02(e) or, upon 30 days' prior written notice to Purchaser, at other locations in jurisdictions in the United States where all action required by
Section 6.03 shall have been taken and completed.

     SECTION 7.03 Rights of Purchaser. (a) At any time when any Termination Event described in Section 8.01(a)(i) or a Bankruptcy Event exists:

                  (i) Purchaser may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Sold Assets directly to Purchaser or its designee.

                  (ii) Purchaser may, and Seller (or the Servicer on its behalf) shall, at Purchaser's request and at Seller's expense, give notice of Purchaser's first priority interest in the Sold Assets to each said Obligor and direct that payments be made directly to Purchaser or its designee, which notice shall be acceptable in form and substance to Purchaser.

         (b)  At any time when any Termination Event exists,

                  (i) Seller (or the Servicer on its behalf) will, at Purchaser's request and at Seller's expense, cause each Obligor in respect of Pool Receivables to make payment thereof directly to a blocked account of Seller at Purchaser.

                 (ii) Servicer shall, at Purchaser's request, (A) assemble and make available to Purchaser at a place selected by Purchaser, all of the Records which evidence Sold Assets, or which are otherwise necessary or desirable to collect Sold Assets, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections or other proceeds from any Sold Asset in a manner acceptable to Purchaser and promptly remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to Purchaser or its designee.

                (iii) Seller hereby authorizes Purchaser or its designee to take any action in the name and on behalf of Seller (except to the extent expressly provided otherwise in Section 7.03(a) and to the extent permitted by applicable law) which is necessary or desirable, in the reasonable determination of Purchaser, to collect all amounts due under any and all Sold Assets.

         (c) Seller hereby grants to Purchaser an irrevocable power of attorney, with full power of substitution, coupled with an interest, from time to time after the occurrence and during the continuance of a Termination Event, to take any action and to execute any instrument that Purchaser, in its reasonable determination, may deem necessary to accomplish the purposes of the Agreement Documents, including (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Sold Asset; (ii) to receive, endorse, negotiate, transfer, deposit, collect and otherwise deal with any such drafts or other instruments, documents and chattel paper with respect to Sold Assets; (iii) to file any claims or take any action or institute any proceedings which Purchaser, in its reasonable determination, may deem necessary for the collection of or enforcement of rights with respect to any Sold Assets; and (iv) to perform the affirmative obligations of Seller under any Agreement Document.

     SECTION 7.04 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

         (a) Seller shall timely and fully perform and comply with all of its obligations under the Contracts related to the Sold Assets and under the related purchase orders and other agreements in all material respects and to the same extent as if Pool Receivables and Related Assets with respect thereto had not been sold hereunder to Purchaser, and the exercise by Purchaser of its rights hereunder or in connection herewith shall not relieve Seller from such obligations; provided, that the Servicer may, on behalf of Seller, perform Seller's obligations under this Section 7.04(a).

         (b) Seller hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Sold Asset.


                                  ARTICLE VIII
                               TERMINATION EVENTS

     SECTION 8.01 Termination Events. Each of the following events shall be a "Termination Event" hereunder:

         (a) (i) Any amount payable by Seller or the Servicer under any Agreement Document is not paid when due or any deposit for the benefit of Purchaser is not made when required hereunder, or (ii) the Servicer shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) above) or under any Agreement Document and such failure shall remain unremedied for five Business Days;

         (b) Any representation or warranty made or deemed to be made by Seller or Servicer under or in connection with any Agreement Document (other than a representation or warranty set forth in Section 5.03 so long as the payments required to be made by Seller as a result of the breach thereof have been made), or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

         (c) Seller shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.02, or (ii) any other term, covenant or agreement contained in any Agreement Document (excluding the terms, covenants and agreements described above in Sections 8.01(a)), which failure, in the case of this clause (ii), continues unremedied for thirty days after notice by Purchaser to Seller;

         (d)  A Bankruptcy Event with respect to Seller;

         (e) There shall occur any event which materially and adversely affects the collectibility of the Sold Assets or the ability of Seller or the Servicer to either collect Sold Assets or perform each of their respective obligations under any Agreement Document;

         (f) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller and such lien shall not have been released within 5 days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of ERISA with regard to any of the assets of Seller or any of its Affiliates;

         (g) Any Agreement Document, or any ownership or security interest granted thereunder shall (except in accordance with its terms), in whole or in part, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Seller or the Servicer or any of their respective Affiliates; or

         (h) The interest in the Sold Assets created hereby shall not be (or shall be alleged by Seller or Servicer not to be) a valid first priority ownership interest in favor of Purchaser.

     Upon the occurrence of the Termination Event pursuant to this Section 8.01, Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and under all other applicable laws, which rights shall be cumulative.


                                   ARTICLE IX
                          INDEMNIFICATION; EXCULPATION

     SECTION 9.01 Indemnities by Seller. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, Seller hereby agrees to indemnify Purchaser and each of its Affiliates, and each of their respective successors, transferees and assigns and all of their officers, directors, shareholders, controlling persons, employees and agents (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements and the allocated costs of in-house counsel, if any (all of the foregoing being collectively called "Indemnified Amounts") that may be incurred by or asserted against any Indemnified Party in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) or arising out of, related to or in connection with, any Contract, Pool Receivable or Agreement Document, or the transactions contemplated herein or therein or the acquisition of any Pool Receivable or any other Sold Asset or the use by Seller or its Affiliates of proceeds herefrom or therefrom; provided that no Indemnified Party shall be indemnified under this Section 9.01 with respect to (i) matters for which such Indemnified Party has been compensated pursuant to any other provision of this Agreement or (ii) Indemnified Amounts caused by or resulting from the intentional wrongful act or gross negligence of such Indemnified Party as finally determined by a court of competent jurisdiction or (iii) losses on Pool Receivables due to the financial inability of the Obligor thereof to pay such Pool Receivables. All Obligations of Seller under this Section 9.01 shall survive the making and repayment of the Obligations and the termination of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.01 Amendments, Waivers, Etc. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, Servicer and Purchaser (with respect to an amendment or modification) or (b) Purchaser (with respect to a waiver or consent by it) or Seller or Servicer (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Purchaser or any Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

     SECTION 10.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 10.02. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, five Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, and
(d) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee.

     SECTION 10.03 Binding Effect; Assignability; Survival of Provisions. (a) This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and the Servicer and their respective successors and assigns, and the provisions of Section 6.03 and Article IX shall inure to the benefit of Purchaser and the Indemnified Parties, respectively, and their respective successors and assigns. Neither the Seller nor Servicer shall assign any of its rights hereunder or any interest herein without the prior written consent of Purchaser, except that the rights of the Seller hereunder may be assigned by operation of law in connection with the merger contemplated by Section 10.03(b). Purchaser may assign its rights and obligations hereunder at any time to any Person. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date following the date on which all Pool Receivables and all Obligations that have ever been outstanding hereunder have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V and the indemnification and payment provisions of Article IX and Sections 3.02 shall be continuing and shall survive any termination of this Agreement.

         (b) The parties acknowledge that RC Acquisition Sub, Inc., a Delaware corporation, shall be merged into Seller which shall subsequently renamed Recoton Audio Corporation. Upon the completion of all of the events in the preceding sentence, Recoton Audio Corporation shall succeed to the rights and obligations of Seller hereunder, and under the other Agreement Documents, and following such merger, all references herein and therein to Seller shall mean Recoton Audio Corporation.

     SECTION 10.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     SECTION 10.05 Costs, Expenses and Taxes. In addition to its obligations under Article IX, Seller agrees to pay (without duplication of amounts paid to Purchaser under Section 9.01) to Purchaser on demand:

         (a) all reasonable out-of-pocket and other costs and expenses in connection with the preparation, execution, delivery and administration of the Agreement Documents, including the reasonable fees and expenses of counsel (including local counsel and the allocated costs of in-house counsel, if any) for Purchaser with respect thereto, and all costs and expenses, if any (including reasonable counsel fees and expenses (including local counsel and the allocated costs of in-house counsel, if any)), in connection with the enforcement of the Agreement Documents or any claim of breach of contract, breach of warranty or any other breach of any Agreement Document or any tort claim relating to any of the foregoing;

         (b) all present and future stamp and other taxes and governmental fees and charges payable or determined to be payable in connection with the execution, delivery, filing, recording or performance of the Agreement Documents (other than taxes on the overall net income of Purchaser), and agrees to indemnify each the Purchaser against all penalties and interest with respect to or resulting from such taxes, charges and fees and against all other liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, charges and fees;

         (c) all reasonable costs and expenses of Purchaser in connection with performing any of the obligations of Seller or the Servicer under or in connection with the Agreement Documents; and

         (d) all other reasonable costs and expenses incurred by Purchaser in connection with the auditing of Seller's or Servicer's books relating to the Receivables by certified public accountants at any time.

     SECTION 10.06 Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

     SECTION 10.07 Severability of Provisions. If any covenants, agreements, provisions or terms of any Agreement Document shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable and shall in no way affect the validity or enforceability of the other provisions of or any Agreement Document.

     SECTION 10.08 Legal Representation of Parties. This Agreement and the other Agreement Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Agreement Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof. Without limiting the generality of the foregoing, Seller acknowledges that it has made an independent determination to enter into the transactions contemplated by the Agreement Documents and has not relied on any representation or other assurance by or on behalf of Purchaser regarding any legal, tax, accounting or other treatment or effect of such transactions.

     SECTION 10.09 Submission to Jurisdiction. EACH OF SELLER AND SERVICER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY AGREEMENT DOCUMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     SECTION 10.10 Integration. The Agreement Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

     SECTION 10.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER ANY AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM OR RELATING TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY AGREEMENT DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


     IN WITNESS WHEREOF, Seller, Servicer and Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           INTERNATIONAL JENSEN INCORPORATED,
                                              as Seller


                                            By: /s/ Marc T. Tanenberg
                                              Name: Marc T. Tanenberg
                                              Title: Vice President and
                                              Chief Financial Officer

                                              25 Tristate
                                              International Office Center
                                              Lincolnshire, Illinois

                                              Attention:  Marc T. Tanenberg
                                              Facsimile No.: (847) 317-3855



                                            HARRIS TRUST AND SAVINGS BANK,
                                              as Purchaser


                                            By: /s/ John R. Smart
                                              Name: John R. Smart
                                              Title: Vice President

                                            111 West Monroe Street, Floor 2 West
                                            Chicago, Illinois 60603

                                            Attention: John R. Smart
                                            Facsimile No.: (312) 461-2591


                                            IJI ACQUISITION CORP.
                                              as Servicer

                                            By: /s/ Robert G. Shaw
                                              Name: Robert G. Shaw
                                              Title: President

                                            25 Tri-State
                                            International Office Center
                                            Lincolnshire, Illinois
                                            Attention:  Robert G. Shaw
                                            Facsimile No.: (847) 317-3855

                                   SCHEDULE I

                                  DEFINITIONS

     "Adverse Claim" means any lien, security interest, charge, encumbrance or right or claim of any Person but excluding any of the foregoing that arise under any Agreement Document in favor of Purchaser or any other Indemnified Party.

     "Agreement" is defined in the Preamble.

     "Agreement Documents" means this Agreement and all agreements, instruments, certificates, reports and documents executed and delivered or to be executed and delivered under or in connection with any of the foregoing.

     "Bankruptcy Event" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, under any law relating to bankruptcy, insolvency, reorganization, dissolution, winding up or composition or adjustment of debts (each, an "Insolvency Law"), and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case under an Insolvency Law; or

                  (b) such Person shall commence a voluntary case or other proceeding under any Insolvency Law, or shall consent to the appointment of or taking possession by a receiver, liquidator or other similar official for such Person or for any substantial part of its property, or shall make any genal assignment for the benefit of creditors.

     "Business Day" means a day that is not Saturday or Sunday and on which commercial banks in Chicago are not authorized or required to be closed for business.

     "Closing Date" means August 28, 1996.

     "Collections" means, as to any Pool Receivable, all cash collections and other cash proceeds of such Receivable and all other funds which are deemed to have been received as a Collection pursuant to Section 2.01.

     "Contract" means an agreement, invoice or arrangement between Seller and any Person, pursuant to or under which such Person shall be obligated to make payments to Seller from time to time.

     "Defaulted Receivable" means a Receivable (a) which has been written off,
(b) as to which any payment, or part thereof, remains 60 or more days past due as of the close of business on the Business Day immediately preceding the Closing Date or (c) which is from an Obligor which is bankrupt or otherwise determined to be insolvent.

     "Delinquent Receivable" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains more than 30 days past due as of the close of business on the Business Day immediately preceding the Closing Date.

     "Designated Obligor" means each Obligor identified on Schedule II hereof.

     "Dollars" means lawful money of the United States of America.

     "Eligible Receivable" means, at any time, a Receivable:

                  (a) which has a stated maturity and which stated maturity is not more than 30 days after the date on which such Receivable was generated;

                  (b) which arises under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                  (c) which is not the subject of any dispute, offset, hold back, defense, Adverse Claim or other claim and which does not arise from the sale of inventory which is subject to any Adverse Claim;

                  (d) which complies with the requirements of the credit and collection policy of the Seller;

                  (e) which does not require the consent of the related Obligor to be sold or assigned;

                  (f) for which the Purchaser shall have a valid and enforceable first priority ownership interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

                  (g) for which the Seller has established no offset arrangements with the related Obligor;

                  (h)  the Obligor of which is a Designated Obligor;

                  (i)  which does not constitute "bill and hold" receivables;

                  (j) which has been fully earned by performance by Seller of all of its obligations giving rise thereto;

                  (k) which constitutes an "account" as defined in the Illinois UCC;

                  (l) the Obligor of which (i) is a resident of the United States of America, (ii) is not an Affiliate of any of the parties hereto (iii) is not a government or governmental subdivision or agency and (iv) except for Chrysler Corporation, is not the Obligor of any Defaulted Receivables in an aggregate amount in excess of 10% of the aggregate Unpaid Balance of all Receivables of such Obligor;

                  (m) which is not a Defaulted Receivable or Delinquent Receivable;

                  (n) the assignment of which (including the transfer of which to Purchaser) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance;

                  (o) which is denominated and payable only in Dollars in the United States;

                  (p) which, together with the Contract related thereto, conforms in all material respects with all applicable laws, rules and regulations and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation; and

                  (q) which has not been compromised, adjusted or modified (including by extension of time for payment or the granting of any discounts, allowances or credits).

     "Federal Funds Rate" means the arithmetic weighted average of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., Chicago time, on that day by each of three leading brokers of Federal funds transactions in Chicago, Illinois, selected by Purchaser.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity in the United States of America or any applicable foreign jurisdiction that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Amounts" is defined in Section 9.01.

     "Indemnified Party" is defined in Section 9.01.

     "Insolvency Law" is defined in the definition of "Bankruptcy Event".

     "Internal Revenue Code" means the Internal Revenue Code of 1986.

     "Lock-Box Agreement" is defined in Section 2.03(a).

     "Materially Adverse Effect" means a materially adverse effect on (a) the financial condition, business, assets, operations or prospects of Seller; (b) the ability of Seller or the Servicer to perform its obligations under any Agreement Document; (c) the validity or enforceability of, or collectibility of amounts payable under, any Agreement Document; (d) the status, existence, perfection or priority of Purchaser's interest in the Sold Assets, free of any Adverse Claim; or (e) the performance or value of the Pool Receivables.

     "Obligations" means all obligations of Seller and the Servicer to Purchaser, any assignee of Purchaser, any Indemnified Party and their respective successors, permitted transferees and assigns, that arise under or in connection with the Agreement Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "Obligor" means a Person obligated to make payments on a Pool Receivable.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Pool Receivables" is defined in Section 1.01.

     "Purchase Price" is defined in Section 1.02.

     "Purchaser" is defined in the Preamble.

     "Purchaser Account" means the account maintained by Purchaser in the name of Purchaser at Harris Trust and Savings Bank specified in Section 2.05.

     "Receivable" means any right to payment from an Obligor, arising from the sale of goods or services by the O.E.M. division of Seller in the ordinary course of its business.

     "Records" means all Contracts, purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including computer programs, disks and tapes) maintained by Seller or, if applicable, the Servicer with respect to the Sold Assets, the related Contracts and/or the related Obligors or that are otherwise necessary or desirable to collect Sold Assets.

     "Reference Rate" means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the rate of interest most recently announced by Purchaser as its reference rate in Chicago, Illinois (or if such rate is not being quoted, the rate which is the successor to such rate, and if no successor is being quoted, the rate conceptually equivalent to such rate which the Purchaser is quoting); and

                  (b) the Federal Funds Rate plus 0.50%. The Reference Rate is a rate set by Purchaser based on various factors, including its cost and desired return, general economic conditions and other factors. Each change in the Reference Rate shall immediately be given effect for purposes of calculations under this Agreement.

     "Related Assets" is defined in Section 1.01.

     "Related Security" means, with respect to any Pool Receivable, (a) all of Seller's right, title and interest in and to all Contracts or other agreements to the extent related to such Receivable; (b) all of Seller's interest in (i) the underlying goods (including returned goods), if any, and (ii) the underlying patent rights, if any, relating to the sale which gave rise to such Receivable;
(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, to the extent related to such Receivable; (d) the assignment to Purchaser of all UCC financing statements covering any collateral securing payment of such Receivable, to the extent related to such Receivable; and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, to the extent related to such Receivable.

     "Seller" is defined in the Preamble.

     "Servicer" means at any time the Person then authorized pursuant to Article VII to service, administer and collect Sold Assets.

     "Servicer Transfer Event" is defined in Section 7.01(a).

     "Sold Assets" is defined in Section 1.01.

     "Subsidiary" means, with respect to any Person, any other corporation, partnership or other entity which owns, directly or indirectly, more than 50% of the outstanding capital stock or other equity interests (as applicable) having ordinary voting power for the election of directors or equivalent management personnel.

     "Successor Notice" is defined in Section 7.01(a).

     "Successor Servicer" is defined in Section 7.04(f).

     "Taxes" is defined in Section 3.04.

     "Termination Event" is defined in Section 8.01.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

     "Unpaid Balance" of any Pool Receivable means at any time the unpaid amount thereof as shown on the books and records of Servicer, calculated in accordance with GAAP and net of any applicable reserves on Seller's books and records.

                                                      EXHIBIT 5 TO RECOTON
                                                      8-K FOR EVENT
                                                      OCCURRING AUGUST 28, 1996

     CREDIT AGREEMENT, dated as of August 27, 1996, among RECOTON CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and the Administrative Agent.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, International Jensen Incorporated, a Delaware corporation ("IJI"), and RC Acquisition Sub, Inc. ("RC"), a Delaware corporation, have entered into a Fourth Amended and Restated Agreement and Plan of Merger dated as of January 3, 1996 (the "Merger Agreement"), pursuant to which RC will be merged with and into IJI (the "Merger"), which shall be the surviving corporation of the Merger, and each outstanding share of common stock of IJI will be converted into $11.00 in cash or $8.90 in cash in the case of shares held beneficially by Robert G. Shaw or William Blair Leveraged Capital Fund, L.P. (the "Cash Consideration"); and

     WHEREAS, the Borrower has requested that the Lenders establish a credit facility in the amount of $120,000,000 (the "Facility"), pursuant to which term loans and revolving credit loans may be made to the Borrower and Letters of Credit (as hereinafter defined) may be issued for the account of the Borrower; and

     WHEREAS, the proceeds of the Facility will be used by the Borrower (i) to finance a portion of the Cash Consideration in connection with the Merger, (ii) to repay certain existing indebtedness of the Borrower, (iii) to pay related fees and expenses and (iv) to provide working capital for the Borrower and its Subsidiaries (as hereinafter defined) after the Merger; and

     WHEREAS, the Lenders are willing to provide the Facility to the Borrower upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

     "Adjustment Date": each date on or after the date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 6.2(b) with respect to such fiscal period.

     "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

     "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

     "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

     "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Applicable Margin": as applied to a given Type of Loan, the rate per annum determined as follows: (a) during the period from the Closing Date until the Conversion Date, the Applicable Margin in respect of Revolving Credit Loans shall equal (i) with respect to ABR Loans, 0% per annum and (ii) with respect to Eurodollar Loans, .875% per annum; and (b) after the Conversion Date, the rates per annum described in clause (a) above; provided such Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" on Schedule III which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date, and provided further, that in the event that the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 6.2(b), are not delivered when due, then

                           (1) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Applicable Margin as so increased;

                           (2) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                           (3) if such financial statements and Compliance
                  Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be 0.65% per annum, in the case of ABR Loans, and 1.65% per annum, in the case of Eurodollar Loans;

         provided, further, that in the event that the Borrower shall fail to comply with the provisions of subsection 2.4(e), then (i) the amount of interest paid hereunder shall be recomputed for the 12-month period ending on the date of such non-compliance on the assumption that, for purposes of the computation of the Leverage Ratio, all Revolving Credit Loans outstanding during such period constituted Funded Indebtedness and the Borrower shall within 5 days of such date of non-compliance deliver to the Administrative Agent a certificate of a Responsible Officer setting forth for the last Adjustment Date that shall have occurred prior to the beginning of such 12-month period and for each Adjustment Date that shall have occurred during such 12-month period a recomputation of the Leverage Ratio in effect on each such Adjustment Date based upon such assumption, (ii) the Applicable Margin shall be adjusted retroactively for such period to the extent necessary to reflect such recomputations of the Leverage Ratio and (iii) the Borrower shall be required to pay, on demand, an additional amount of interest which is equal to the excess of (x) the amount of interest that would have accrued during such period on the basis of such adjusted Applicable Margin over (y) the amount of interest otherwise accrued during such period in accordance with the other provisions of this Agreement. If the Borrower shall fail to deliver the certificate required under clause (i) above within the period specified therein, then the adjustment to the Applicable Margin required under clause (ii) above shall cause the Applicable Margin to be 0.65% per annum, in the case of ABR Loans, and 1.65% per annum, in the case of Eurodollar Loans.

     "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

     "Assignee": as defined in subsection 10.6(c).

     "Available Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit.

     "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 2.6 as a date on which the Borrower requests the Lenders to make Loans hereunder.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Capital Expenditure": any expenditure in respect of the purchase or acquisition of fixed or capital assets.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "Chase": The Chase Manhattan Bank.

     "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment": as to any Lender, the obligation of such Lender to make Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I (as such amount may be adjusted from time to time in accordance with the provisions of this Agreement, including, without limitation, subsections 2.4(a), 2.4(b), 2.4(c) and 10.6(c)).

     "Commitment Fee Rate": the rate per annum determined as follows: (a) during the period from the Closing Date until the Conversion Date, the Commitment Fee Rate shall equal 0.20% per annum; and (b) after the Conversion Date, the rate per annum described in clause (a) above, provided such Commitment Fee Rate will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "Commitment Fee Rate" on Schedule III which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the complete fiscal quarter immediately preceding such Adjustment Date, and provided further, that in the event that the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 6.2(b) are not delivered when due, then

                           (1) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Commitment Fee Rate during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Commitment Fee Rate as so increased;

                           (2) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Commitment Fee Rate shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                           (3) if such financial statements and Compliance
                  Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Commitment Fee Rate shall be 0.25% per annum.

         provided, further, that in the event that the Borrower shall fail to comply with the provisions of subsection 2.4(e), then (i) the amount of interest paid hereunder shall be recomputed for the 12-month period ending on the date of such non-compliance on the assumption that, for purposes of computation of the Leverage Ratio, all Revolving Credit Loans outstanding during such period constituted Funded Indebtedness and the Borrower shall within 5 days of such date of non-compliance deliver to the Administrative Agent a certificate of a Responsible Officer setting forth for the last Adjustment Date that shall have occurred prior to the beginning of such 12-month period and for each Adjustment Date that shall have occurred during such 12-month period a recomputation of the Leverage Ratio in effect on each such Adjustment Date based upon such assumption, (ii) the Commitment Fee Rate shall be adjusted retroactively for such period to the extent necessary to reflect such recomputations of the Leverage Ratio and (iii) the Borrower shall be required to pay, on demand, an additional amount of commitment fee (as determined in accordance with subsection 2.3) which is equal to the excess of (x) the amount of commitment fee that would have been payable in respect of such period on the basis of such adjusted Commitment Fee Rate over (y) the amount of commitment fee otherwise payable in respect of such period in accordance with the other provisions of this Agreement. If Borrower shall fail to deliver the certificate required under clause (i) above within the period specified therein, then the adjustment to the Commitment Fee Rate required under clause (ii) above shall cause the Commitment Fee Rate to be 0.25% per annum.

     "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

     "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate": as defined in subsection 6.2(b).

     "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to the Borrower and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

     "Consolidated Intangibles": at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net book value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation (other than revaluation arising out of foreign currency valuations in accordance with GAAP).

     "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

     "Consolidated Tangible Net Worth": at a particular date, the excess, if any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control": of a Person means the power, directly or indirectly, either to
(a) vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Among other things, Control of any Person can be understood to mean that, in the good faith judgment of the Required Lenders, management of the Borrower is substantially the same as the management of such Person.

     "Conversion Date": the earlier of the 120-Day Date and the date on which the matters described in subsection 2.1(b) shall have occurred.

     "Current Liabilities": of any Person, at the date of determination, all liabilities of such Person which, in accordance with GAAP, would be classified on a consolidated balance sheet of such Person as current liabilities.

     "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

     "EBITDA": for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of (a) Net Income for such period, plus (b) income taxes, plus (c) Interest Expense for such period, plus (d) depreciation for such period, plus
(e) any other non-cash items (including minority interests) reducing Net Income for such period, plus (f) amortization of deferred financing costs and expenses and other intangible assets for such period, minus (g) all non-cash items increasing Net Income for such period.

     "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

     "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

     "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

     "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fixed Rate Loans": as defined in subsection 2.1(c).

     "Fixed Charge Coverage Ratio": as of the end of each fiscal quarter of the Borrower, for the twelve month period ending on such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for such period minus an amount equal to the excess, if any, of Capital Expenditures by the Borrower and its Subsidiaries during such period over the amount by which Funded Indebtedness shall have increased during such period to
(b) Consolidated Fixed Charges for such period.

     "Fixed Charges": for any Person for any period, the sum of (i) Interest Expense for such period plus (ii) Lease Expense for such period plus required amortization of Indebtedness for such period and discount or premium relating to any such Indebtedness for such period, whether expensed or capitalized.

     "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

     "Funded Indebtedness": of any Person, as of any date of determination, all Indebtedness of such Person which by its terms matures more than one year after the date of calculation, including, in any event, the current portion of such Indebtedness, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, excluding, however, in the case of the Borrower, the Revolving Credit Loans on any date on which the Borrower is in compliance with the provisions of subsection 2.4(e).

     "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 4.1.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee": the Guarantee to be executed and delivered by each current and future Subsidiary (other than ITI-FSC, Entel Limited and the PRC Subsidiaries), substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantor": any Person which is a party to the Guarantee.

     "Hazardous Substances": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "IJI-FSC": IJI-FSC, a Virgin Islands corporation.

     "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Interest Expense": of any Person for any period, the amount of interest expense, both expense and capitalized, of such Person, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness.

     "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

     "Interest Period": (a) with respect to any Eurodollar Loan:

          (i initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (but in the case of Term Loans, only three or six months thereafter), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (ii thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (but in the case of Term Loans, only three or six months thereafter), as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date or beyond the date final payment is due on the Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "Issuing Bank": Chase, in its capacity as issuer of any Letter of Credit.

     "L/C Commitment": $25,000,000.

     "L/C Fee Payment Date": the last day of each March, June, September and December.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection .

     "L/C Participants": the collective reference to all the Lenders other than the Issuing Bank.

     "Lease Expense": for any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person for such period with respect to leases of real and personal property.

     "Letters of Credit": as defined in paragraph .

     "Leverage Ratio": at any time, the ratio of (a) all Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date plus all Guarantee Obligations of the Borrower and its Subsidiaries in respect of Funded Indebtedness of other Persons then outstanding to (b) EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 4.1 or 6.1.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Loan": any loan made by any Lender pursuant to this Agreement.

     "Loan Documents": this Agreement, the Notes, the Applications and the Guarantee.

     "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

     "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

     "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Merger": as defined in the recitals hereto.

     "Merger Agreement": as defined in the recitals hereto.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "Net Income" or "Net Loss": of any Person for any period, net income (or net loss) of such Person, determined on a consolidated basis in accordance with GAAP.

     "Non-Excluded Taxes": as defined in subsection 2.16.

     "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

     "120-Day Date": the date that is 120 days after the Closing Date (or, if such Date is not a Business Day, the next succeeding Business Day).

     "Participant": as defined in subsection 10.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Acquisition": any acquisition made by the Borrower or any of its Subsidiaries, whether through a purchase of Capital Stock or assets or through a merger or consolidation, of another Person or the assets constituting an operating business unit of another Person, provided that (a) any such purchase of stock shall be of a sufficient number of shares to cause the acquired Person to become a Subsidiary and (b) no Default or Event of Default shall occur as a result thereof.

     "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PRC Subsidiary": any Subsidiary of the Borrower that is organized under the laws of the People's Republic of China (other than Hong Kong).

     "Properties": the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries.

     "Receipt of Proceeds Date": each date subsequent to the Closing Date upon which the Borrower shall receive proceeds from the incurrence by it of Indebtedness permitted by subsection 7.2(g).

     "Register": as defined in subsection 10.6(d).

     "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection for amounts drawn under Letters of Credit.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615, or subsections .21 through .35, .62 through .65 or .67 of PBGL Reg. 4043 as proposed and as comparable provisions of such regulation as it may be finalized.

     "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

     "Revolving Credit Loans": as defined in subsection 2.1.

     "Revolving Credit Note": as defined in subsection 2.6(e).

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Termination Date": the date three years after the Conversion Date (or, if such date is not a Business Day, the next succeeding Business Day).

     "Term Loan": as defined in subsection 2.5.

     "Term Note": as defined in subsection 2.6(e).

     "Total Assets": of any Person, as of any date of determination, all assets of such Person determined in conformity with GAAP.

     "Total Liabilities": of any Person, as of any date of determination, (a) all liabilities of such Person determined in conformity with GAAP and (b) all Guarantee Obligations of such Person in respect of liabilities of other Persons.

     "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Transferee": as defined in subsection 10.6(f).

     "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

     "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided, however, that the Aggregate Outstanding Extensions of Credit (other than in respect of (A) the undrawn portion of any Letters of Credit or (B) any Term Loans) with respect to all Lenders at all times during at least one consecutive thirty day period during each period of twelve consecutive calendar months must equal zero.

                  (b) If, on or before the 120-Day Date, the Commitments and the Aggregate Outstanding Extensions of Credit shall each be reduced to $50,000,000 or less, then on the date of such reduction to $50,000,000 or less the amounts of the respective Commitments of the Lenders then in effect shall be rearranged so that they are in the same proportions as are set forth on Schedule II. Such rearrangement shall be effected through assignments of Commitments and Loans among the Lenders in accordance with subsection 10.6(b). If any such assignment shall be of Eurodollar Loans and such assignment shall occur on a date which is not the last day of an Interest Period then in effect with respect thereto, the Borrower shall pay to each Lender which shall have assigned such Eurodollar Loans any amount that would be payable pursuant to subsection 2.17 if an equal amount of its Loans had been prepaid on the date of such assignment.

                  (c) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.8, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date and, provided, further, that, in connection with the Revolving Credit Loans to be made to the Borrower on August 28, 1996 described in the second proviso to the first sentence of subsection 2.2, (i) the Administrative Agent shall on August 28, 1996 attempt to obtain from each Lender a bid for a fixed interest rate at which such Lender would be willing to charge interest for a seven day period on the Revolving Credit Loan to be made by such Lender on August 28, 1996, (ii) if all Lenders respond to such request before 12:00 Noon, New York City time, on August 28, 1996, then all the Revolving Credit Loans made on August 28, 1996 shall bear interest at a rate per annum equal to the highest rate so bid for such seven-day period (such Revolving Credit Loans, while bearing interest at such rate, being herein called "Fixed Rate Loans") and shall thereafter be ABR Loans unless and until converted to Eurodollar Loans in accordance with the provisions of this Agreement, and (iii) if all Lenders do not respond to such request before 12:00 Noon, New York City time, on August 28, 1996, or if the rate per annum applicable to ABR Loans on August 28, 1996 is less than such highest bid rate, then all the Revolving Credit Loans made on August 28, 1996 shall be ABR Loans.

     2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) whether and to what extent the proceeds of the borrowing will be used to finance an acquisition and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor and, provided, further, that the Borrower hereby requests that Loans be made to it on August 28, 1996 in an aggregate amount (currently expected to be approximately $67,000,000) which will be notified by the Borrower to the Administrative Agent prior to 10:00 A.M., New York City time, on August 28, 1996 sufficient to pay the Cash Consideration in connection with the Merger, acquisition closing and other transaction costs in connection therewith and all then outstanding borrowings under lines of credit currently being made available to the Borrower by the Lenders. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     2.4 Termination or Reduction of Commitments; Mandatory Prepayments. (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstanding Extensions of Credit would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect. Termination of the Commitments shall also terminate the obligation of the Lenders to make the Term Loans.

          (b) On each Receipt of Proceeds Date that occurs on or before the 120-Day Date, the Revolving Credit Loans shall be prepaid, and the Commitments shall be reduced, by an amount equal to the net cash proceeds of the incurrence of the related Indebtedness.

          (c) On the 120-Day Date (if the matters described in subsection 2.1(b) shall not have occurred prior to such 120-Day Date) (i) the Commitments shall be automatically reduced to an amount equal to $50,000,000,
(ii) that portion of any then outstanding Revolving Credit Loans that exceeds $95,000,000 shall be prepaid, and (iii) that portion of any then outstanding Revolving Credit Loans remaining after giving effect to clause (ii) above that does not exceed $45,000,000 shall be converted to Term Loans in accordance with subsection 2.5.

          (d) On each Receipt of Proceeds Date that occurs while any Term Loans are outstanding, the Term Loans shall be prepaid by an amount equal to the net cash proceeds of the incurrence of the related Indebtedness. Each such prepayment shall be applied to the installments of principal of the Term Loans in the inverse order of their stated maturity.

          (e) The Borrower shall, without notice or demand, prepay the Revolving Credit Loans, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 2.17 and/or repay Reimbursement Obligations to the extent necessary so that the Aggregate Outstanding Extensions of Credit (other than in respect of (A) the undrawn portion of any Letters of Credit or (B) any Term Loans) with respect to all Lenders is equal to zero for at least one consecutive thirty day period during each period of twelve consecutive calendar months.

          (f) Each prepayment of the Loans pursuant to paragraphs (b) and (d) of this subsection shall be accompanied by payment of all accrued and unpaid interest on the amount prepaid and any amounts payable pursuant to subsection 2.18.

     2.5 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the 120-Day Date pursuant to a conversion in accordance with subsection 2.4(c) of Revolving Credit Loans to Term Loans in an amount equal to such Lender's Commitment Percentage of the amount provided for in such subsection to be so converted. The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.8.

     2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8), and (ii) the principal amount of the Term Loan of such Lender, in 16 equal consecutive quarterly installments, payable on the last day of each successive three-month period following the 120-Day Date, commencing on the 120-Day Date (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.10.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Term Note").

     2.7 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.17 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

     2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least one Business Days' prior irrevocable notice of such election provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans or Fixed Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' (except as provided in the second proviso to subsection 2.1(c)) prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans, Fixed Rate Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

     2.9 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Tranche shall be equal to $2,500,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than 5 Tranches outstanding at any time.

     2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Fixed Rate Loan shall bear interest as provided in subsection 2.1(c).

                  (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid after the expiration of any applicable grace period (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                  (f) The Borrower shall also be required to pay any additional interest determined in accordance with the final proviso to the definition of the term "Applicable Margin".

     2.11 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin, the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection
2.10 (a) or (b).

     2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

     2.14 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.17.

     2.15 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.16 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                        (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such additional amounts. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.16 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                        (i) deliver to the Borrower and the Administrative Agent
         (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                       (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     2.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Fixed Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.15 or 2.16(a), or if any adoption or change of the type described in subsection 2.14 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.15 or 2.16(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.14.


                          SECTION 3. LETTERS OF CREDIT

     3.1 L/C Commitment.

          (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection agrees 3.4(a), to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or
(ii) the Available Commitment would be less than zero.

          (b) Each Letter of Credit shall: (i) be denominated in Dollars and shall be a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Termination Date.

          (c) Each Letter of Credit shall be subject to the Uniform
Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     3.3 Fees, Commissions and Other Charges.

                  (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, a payment fee in an amount equal to 0.125% of the amount of each payment made under a Letter of Credit on the date that such payment is made. Such fee shall be payable to the Administrative Agent to be shared ratably among the Lenders in accordance with their respective Commitment Percentages.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, not more often than quarterly, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

     3.4 L/C Participations.

                  (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to paragraph in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection , the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     3.5 Reimbursement Obligation of the Borrower.

                  (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  (c) Each drawing under any Letter of Credit which is not reimbursed pursuant to subsection 3.5(a) on the same day it is drawn shall constitute a request by the Borrower to the Administrative Agent for a borrowing (pursuant to subsection 2.2) of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     3.6 Obligations Absolute.

                  (a) The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

                  (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                  (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

     3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section , the provisions of this Section shall apply.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     4.1 Organization, Corporate Powers, etc. (a) It is a corporation duly incorporated, validly existing and in good standing (or equivalent) under the laws of its state or country of incorporation (as applicable), (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties is such as to require such qualification in all cases where failure to do so would be reasonably likely to have a Material Adverse Effect, (d) has the corporate power to execute and perform this Agreement and all other Loan Documents to which it is a party, and (e) with respect to the Borrower only, has the corporate power to borrow the Loans.

     4.2 Authorization of Borrowing, etc. Its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate (i) any provision of law applicable to it, any applicable governmental rule or regulation, or its respective charter or by-laws, or (ii) any order of any court or other agency of government binding on it, or any indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien upon any of its property or assets.

     4.3 Financial Condition. The Borrower has heretofore furnished to each Lender consolidated financial statements, including a balance sheet and statements of income and of cash flows, for the fiscal year ended December 31, 1995, prepared and audited by Cornick, Garber & Sandler LLP, as well as unaudited statements for the quarter ending June 30, 1996. Such financial statements present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of such date and their consolidated results of operations and cash flows for the periods covered thereby in conformity with GAAP. Since June 30, 1996, no material adverse change in the financial condition, the business or the operations of the Borrower or any of its Subsidiaries, on a consolidated basis, has occurred. There is no obligation or liability, contingent or otherwise, of the Borrower or any of its Subsidiaries, which is material in amount and which is not reflected in such financial statements.

     4.4 Taxes. It has not received any notice of deficiencies from any taxing authority having jurisdiction over it or any of its property other than those that could not reasonably be expected to have a Material Adverse Effect. It has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it to the extent that such taxes have become due.

     4.5 Title to Properties. It has good and marketable title to its properties and assets. There are no Liens on any of its properties and assets, except for those in favor of each Lender or as may otherwise be disclosed in Schedule 7.3 or as are allowed under subsection 7.3.

     4.6 Litigation. Except as set forth in the Borrower's Form 10-K for the year ended December 31, 1995 or any subsequent Forms 10-Q or 8-K filed with the Securities and Exchange Commission and delivered to the Lenders prior to the date hereof, (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any Guarantor) pending or, to its knowledge, threatened against it at law or in equity or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect; and (b) it is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign in any respect which could reasonably be expected to have a Material Adverse Effect.

     4.7 Agreements. It is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which would be reasonably likely to materially and adversely affect its business, properties, assets, operations, or condition (financial or otherwise) as currently existing. It is not in material default in its performance, observance, or fulfillment of any material obligation, covenant, or condition contained in any other agreement or instrument to which it is a party, including, without limitation, those involving the Lenders (including this Agreement).

     4.8 Employee Benefit Plans. If applicable, it is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to a Plan, if any, administered by it or an administrator designated by it. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

     4.9 Federal Reserve Regulations.

                  (a) It is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by any Lender, it will furnish to each Lender a statement on Federal Reserve Form U-1.

                  (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund Indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     4.10 Governmental Approval; Licenses. No license, permit or certificate, registration with or consent or approval of, or other action by, any Federal, state, municipal or other Governmental Authority is required in connection with its execution, delivery, and performance of this Agreement or any of the other Loan Documents. It possesses all licenses, permits, certificates, approvals and the like ("Licenses") necessary for the lawful operation of its business, to the extent that failure to possess such Licenses would have a Material Adverse Effect on the business of the Borrower. All such Licenses are in full force and effect, and there exists no threat of a revocation or suspension of any Licenses, except as could not reasonably be expected to have a Material Adverse Effect.

     4.11 Affiliates; Subsidiaries; Shareholders. As of the date hereof. and except for the Guarantors, the Borrower has no Affiliates or Subsidiaries except as set forth on Schedule 4.11.

     4.12 Compliance with Applicable Laws. It is in compliance with the material requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority applicable to it, except as could not reasonably be expected to have a Material Adverse Effect.

     4.13 Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries (not, however, necessarily including PRC Subsidiaries), in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to exceed $1,500,000.

     4.14 Intellectual Property. It owns, or is taking appropriate actions to secure the ownership of (and believes in good faith that, prior to obtaining such ownership, it is entitled to use) or is licensed to use, all trademarks, trade names, patents, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those where the failure to own or license the same could not have a Material Adverse Effect (the "Intellectual Property"). To the best of its knowledge, no claim is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property except as otherwise disclosed to the Administrative Agent and each Lender in writing prior to the date hereof, nor does it know of any valid basis for any such claim other than claims which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.15 Schedules. All of the information which is required to be scheduled pursuant to this Agreement is correct and accurate on the date hereof.

     4.16 Purpose of Loans. The proceeds of the Loans shall be used by the
Borrower: (a) to the extent of not more than $60,000,000, to pay the Cash Consideration in connection with the Merger and to pay acquisition closing and other transaction costs in connection therewith, (b) to the extent of not more than $60,000,000 at any one time outstanding (less any amounts then outstanding borrowed for the purposes described in clauses (c) and (d) of this sentence) for working capital purposes in the ordinary course of business, (c) to repay approximately $15,000,000 of existing Indebtedness owed under IJI's and its Subsidiaries currently existing bank credit facilities and (d) to the extent of not more than $5,000,000 at any one time outstanding, and an additional $15,000,000 at any one time outstanding after the matters described in subsection 2.1(b) shall have occurred, to finance Permitted Acquisitions and transactions permitted by subsection 7.5(d). No proceeds of the Loans shall be used to finance any Permitted Acquisition or any transaction permitted by subsection 7.5(d): (i) prior to the date upon which the Commitments shall have been reduced to $50,000,000 or less (other than the Merger or pursuant to clause
(d) of the preceding sentence) or (ii) unless the board of directors of such corporation shall have approved such acquisition, and in no event may more than $20,000,000 of the proceeds of the Loans be used to finance Permitted Acquisitions and transactions permitted by subsection 7.5(d) (excluding the acquisition of IJI pursuant to the Merger). No proceeds of the Revolving Credit Loans may be used to make any payment of principal of the Term Loans required hereunder. For purposes of determinations pursuant to this subsection, no prepayment of the Loans shall be deemed to have been applied to reduce any of the Loans made for the purposes described in clause (d) of the first sentence of this subsection unless all Loans made for the other purposes described in such sentence shall have been reduced to zero.

     4.17 Delivery of the Merger Agreement and Related Documents. The Borrower has delivered to each Lender a complete and correct copy of the Merger Agreement and all related agreements and other documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) delivered on or prior to the Closing Date in connection with the transactions contemplated and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof (collectively, the "Merger Documents"). The representations and warranties of each of the parties thereto contained in the Merger Agreement (after giving effect to any amendments, supplements, waivers or other modifications of the Merger Agreement prior to the Closing Date in accordance with this Agreement) are to the best of the Borrower's knowledge (in the case of representations by parties other than the Borrower or any of its Subsidiaries) true and correct in all material respects except as otherwise disclosed to the Lenders in writing prior to the date hereof.

     4.18 Certain Subsidiaries. IJI-FSC has no material assets, and the assets of Entel Limited, which shall become a Subsidiary of the Borrower after the Merger and which is a U.K. corporation, do not materially exceed the value of its liabilities and such corporation is in the process of being liquidated.

                         SECTION 5. CONDITIONS PRECEDENT

     5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) the Guarantee, executed and delivered by a duly authorized officer of each Subsidiary (other than the PRC Subsidiaries), with a counterpart or a conformed copy for each Lender.

                  (b) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (c) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Boards of Directors of each Subsidiary of the Company which is a party to a Loan Document authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (e) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (f) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (g) Fees. The Administrative Agent shall have received all fees that the Borrower has agreed to pay to it on or before the Closing Date.

                  (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Stroock &
         Stroock & Lavan, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E; and

                 (ii) the executed legal opinions of special local counsel to the Borrower in Canada and Hong Kong, each of which shall be in form and substance satisfactory to the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require;

     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each Subsidiary in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance that the conditions contained in this subsection have been satisfied.

     5.3 Conditions to Each Extension of Credit Subsequent to the Initial Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date subsequent to the date of the initial extensions of credit hereunder (to be made pursuant to the second proviso to the first sentence of subsection 2.2) is subject to the satisfaction of the conditions precedent that the Merger shall have been completed in accordance with the terms of the Merger Agreement, without any waiver or modification of any of the terms thereof, and the Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower so certifying.


                        SECTION 6. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     6.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within (x) 95 days, in the case of consolidated financial statements and the related accountants report, or (y) 105 days, in the case of consolidating financial statements and the related certificate of a Responsible Officer after the end of each fiscal year of the Borrower, copies of the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (i) in the case of such consolidated financial statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Cornick, Garber & Sandler, LLP or other independent certified public accountants of nationally recognized standing and (ii) in the case of such consolidating financial statements, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (b) as soon as available, but in any event not later than (x) 50 days, in the case of consolidated financial statements, or (y) 65 days, in the case of consolidating financial statements, after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     6.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer ("Compliance Certificate") stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 6.9 with respect thereto), (ii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, (iii) the Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) and all of the financial condition covenants set forth in subsections 7.1, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of GAAP consistent with those utilized in preparing the audited financial statements referred to in subsection 6.1, and (iv) that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

     6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender at the Borrower's expense, upon written request, full information as to the insurance carried.

     6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default of which it is aware;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries of which it is aware or (ii) litigation, investigation or proceeding of which it is aware which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding of which it is aware affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan where such failure could reasonably be expected to have a Material Adverse Effect or to result in the creation of a Lien, the creation of any Lien in favor of the PBGC or a Plan or the Reorganization or Insolvency of, any Multiemployer Plan or any withdrawal from, or termination of, any Multiemployer Plan where such withdrawal or termination could reasonably be expected to have a Material Adverse Effect, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the Reorganization or Insolvency of any Plan or any withdrawal from, or termination of, any Multiemployer Plan where such withdrawal or termination could reasonably be expected to have a Material Adverse Effect; and

                  (e) Any development or event of which it is aware which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceeds and the pendency of such proceedings could not reasonably expected to have a Material Adverse Effect.

     6.9 Additional Guarantors. With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative Agent: (i) cause such new Subsidiary to become a Guarantor under the Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, (ii) cause such new Subsidiary (other than IJI - FSC and Entel Limited) to deliver to the Administrative Agent the certificates and documents relating thereto that are described in subsections 5.1(d), (e) and (f), and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that with respect to IJI and any other Person (other than IJI - FSC and Entel Limited) that shall become a Subsidiary of the Borrower as a result of the Merger, the documents described in this subsection shall be delivered within one week of the Closing Date, including, without limitation, opinions of local counsel in Germany and Italy.

     6.10 Entel Limited. Exercise best efforts to cause Entel Limited, a U.K. corporation, to be liquidated as soon as practicable.


                          SECTION 7. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     7.1 Financial Condition Covenants.

                  (a) Quick Assets Ratio. Permit at any time after December 30, 1996, the ratio of (x) the sum of (i) cash and Cash Equivalents of the Borrower and its Subsidiaries at such time plus (ii) the amount shown on a consolidated balance sheet of the Borrower and its Subsidiaries at such time as accounts receivable (less provision for doubtful accounts) at such time to (y) Consolidated Current Liabilities to be less than 1 to 1.

                  (b) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth (i) on September 30, 1996 to be less than $90,000,000 or (ii) on the last day of any fiscal year to be less than
         (1) in the case of the fiscal year ending December 31, 1996, $90,000,000 or (2) in the case of any fiscal year thereafter, an amount equal to the sum of (x) an amount equal to 50% of the Borrower's Net Income (but only if positive) for such fiscal year plus (y) Consolidated Tangible Net Worth as at the last day of the immediately preceding fiscal year.

                  (c) Total Liabilities to Tangible Net Worth. Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time during any fiscal quarter set forth below to be greater than the amount set forth opposite such fiscal quarter below:

                       (A) If the matters described in subsection 2.1(b)
                           shall have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     December 31, 1996 through December 30, 1997                  2.75 to 1.00
     December 31, 1997 through December 30, 1998                  2.25 to 1.00
     December 31, 1998 through December 30, 1999                  2.00 to 1.00
     December 31, 1999 through December 30, 2000                  1.75 to 1.00
     December 31, 2000 through December 30, 2001                  1.25 to 1.00

                       (B) If the matters described in subsection
                           2.1(b) shall not have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     June 30, 1996    through December 30, 1996                   2.50 to 1.00
     December 31, 1996 through December 30, 1997                  2.00 to 1.00
     December 31, 1997 through December 30, 1998                  1.75 to 1.00
     December 31, 1998 through December 30, 1999                  1.50 to 1.00
     December 31, 1999 through December 30, 2000                  1.25 to 1.00
     December 31, 2000 through December 30, 2001                  1.00 to 1.00
     December 31, 2001 through December 30, 2002                  1.00 to 1.00

                  (d) Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter set forth below:

                      (A) If the matters described in subsection 2.1(b)
                          shall have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     December 31, 1996 through December 30, 1997                  2.00 to 1.00
     December 31, 1997 through December 30, 1998                  2.00 to 1.00
     December 31, 1998 through December 30, 1999                  2.00 to 1.00
     December 31, 1999 through December 30, 2000                  2.00 to 1.00
     December 31, 2000 through December 30, 2001                  2.00 to 1.00

                      (B) If the matters described in subsection
                          2.1(b) shall not have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     June 30, 1996    through December 30, 1996                   1.50 to 1.00
     December 31, 1996 through December 30, 1997                  1.50 to 1.00
     December 31, 1997 through December 30, 1998                  1.50 to 1.00
     December 31, 1998 through December 30, 1999                  1.50 to 1.00
     December 31, 1999 through December 30, 2000                  2.00 to 1.00
     December 31, 2000 through December 30, 2001                  2.00 to 1.00
     December 31, 2001 through December 30, 2002                  2.00 to 1.00

          (e) Leverage Ratio. Permit the Leverage Ratio at any time during any fiscal quarter set forth below to be greater than the amount set forth opposite such fiscal quarter below:

                      (A) If the matters described in subsection 2.1(b)
                          shall have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     December 31, 1996 through December 30, 1997                  4.50 to 1.00
     December 31, 1997 through December 30, 1998                  3.75 to 1.00
     December 31, 1998 through December 30, 1999                  3.00 to 1.00
     December 31, 1999 through December 30, 2000                  2.75 to 1.00
     December 31, 2000 through December 30, 2001                  2.50 to 1.00

                       (B)  If the matters described in subsection
                            2.1(b) shall not have occurred:

     Fiscal Quarters Ending
     During the Following Periods:                                Ratio

     June 30, 1996    through December 30, 1996                   4.25 to 1.00
     December 31, 1996 through December 30, 1997                  3.00 to 1.00
     December 31, 1997 through December 30, 1998                  2.00 to 1.00
     December 31, 1998 through December 30, 1999                  2.00 to 1.00
     December 31, 1999 through December 30, 2000                  2.00 to 1.00
     December 31, 2000 through December 30, 2001                  2.00 to 1.00
     December 31, 2001 through December 30, 2002                  2.00 to 1.00

          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of real property or fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in a principal amount not exceeding 100% of the purchase price of such asset;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2, provided that on the date of the initial borrowing hereunder all then outstanding borrowings under lines of credit currently being made available to the Borrower by the Lenders shall be paid in full;

                  (e) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

                  (f) Indebtedness constituting amounts owing in respect of goods and services purchased pursuant to corporate credit cards in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding; and

                  (g) other Indebtedness of the Borrower incurred subsequent to the date hereof, provided that the net cash proceeds thereof shall be applied in accordance with subsection 2.4(b) or 2.4(d), as applicable, and that all the terms and conditions thereof shall be satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof.

     7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments and governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 20 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3, securing Indebtedness permitted by subsection 7.2(d), provided that such Liens are not to be renewed, extended, amended or refinanced and provided further that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 7.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created in the ordinary course of business and substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired; and

                  (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date of this Agreement or on property or assets acquired by the Borrower or any Subsidiary after the date of this Agreement, in each case securing Indebtedness permitted by subsection 7.2(c) or (e), provided that (i) such Liens exist at the time such Person becomes a Subsidiary or such property or assets are acquired, as the case may be, and are not created in anticipation thereof and (ii) any such Lien is not extended to cover any property or assets of such Person or any other property or assets of the Borrower or such Subsidiary, as the case may be, after the time such Person becomes a Subsidiary or such property or assets are acquired, as the case may be;

                  (i) Liens arising from judgments in amounts less than $5,000,000 in circumstances not constituting a Default or Event of Default;

                  (j) attachments, judgments, or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed by being contested in good faith by appropriate proceedings;

                  (k) Liens on goods (and the documents of title related thereto) the purchase price of which is financed by a Letter of Credit issued for the account of the Borrower or its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such Letter of Credit; and

                  (l) any other security interests granted to the Administrative Agent to secure the obligations and liabilities of the Borrower hereunder.

     7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations of the Borrower in existence on the date hereof and listed on Schedule 7.4, provided that those Guarantee Obligations so designated on said Schedule shall be terminated not later than two weeks after the date hereof;

                  (b) Guarantee Obligations of the Borrower to be created after the completion of the Merger with respect to Indebtedness of IJI in the amount of $15,000,000 owed to Massachusetts Mutual Life Insurance Company that is outstanding on the date hereof;

                  (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, and guaranties made in the ordinary course of its business by any Guarantor of obligations of the Borrower or any Subsidiary of the Borrower, which obligations are not prohibited by this Agreement; and

                  (d)  the Guarantee.

     7.5 Limitation on Fundamental Changes and Sales of Assets. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except if such transaction is in the ordinary course of business, convey, sell, lease, assign, transfer or otherwise dispose of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;

                  (c)  the Merger may be completed;

                  (d) the Borrower or any of its Subsidiaries may (provided that the requirements of subsection 7.7(c) shall be complied with in connection therewith) consolidate with or merge into any other corporation or organization of any kind, or permit another corporation or organization of any kind to merge into it, so long as either (i) the Borrower or a Guarantor is the surviving entity, or (ii) if the surviving entity is not the Borrower or a Guarantor, then (A) the surviving entity shall have assumed all obligations to the Lenders with respect to any Indebtedness of the Borrower or such Guarantor (including, without limitation, the covenants and agreements contained herein), (B) shares having at least 51% of the aggregate voting power of all Capital Stock of the surviving entity must be held by the Borrower or by a Guarantor or by Robert L. Borchardt, and must be ultimately beneficially owned by Robert L. Borchardt, (C) Robert L. Borchardt must continue to be primarily involved in the management of the surviving entity, (D) no other covenant contained in this Agreement shall be violated by such merger or consolidation and no Default or Event of Default shall have occurred and be continuing after giving effect thereto, and (E) all documentation pertaining to the said assumption of obligations must be satisfactory to the Required Lenders in their reasonable discretion;

                  (e) the sale or other disposition of any property in the ordinary course of business; and

                  (f) the sale or discount without recourse, in the ordinary course of business, of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

     7.6 PRC Subsidiaries. Permit on the last day of any fiscal quarter the aggregate net book value of the assets (as reported on the consolidating financial statements referred to in subsections 4.1 and 6.1) of the PRC Subsidiaries to be greater than an amount equal to 15% of Consolidated Tangible Net Worth.

     7.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) Permitted Acquisitions, provided that no such acquisition, and no transaction described in subsection 7.5(d), shall be permitted that would cause the Consolidated Total Liabilities to increase by more than 75% over the Consolidated Total Liabilities outstanding immediately prior to the completion of such acquisition or other transaction unless, after giving effect thereto, the ratio of Total Liabilities to Total Assets would be less than .50 to 1.0.;

                  (d) loans and advances to (i) employees of the Borrower or its Subsidiaries and (ii) companies to be acquired by the Borrower with whom the Borrower has entered into a binding, written agreement entitling the Borrower to merge with or acquire such company or substantially all of its assets in exchange for specified consideration or a letter of intent for the same, provided that the aggregate amount of all loans and advances pursuant to clauses (i) and (ii) shall not, in the aggregate, exceed $5,000,000 at any one time outstanding and provided, further, that no loan or advance made pursuant to clause (ii) shall be outstanding for more than 180 days; and

                 (e) investments by the Borrower in its Subsidiaries and investments by such Subsidiaries in the Borrower and in other Subsidiaries.

     7.8 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) not prohibited by this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     7.9 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

     7.10 Limitation on Lines of Business. Engage in any material business other than those in or directly related to the consumer electronics industry.

     7.11 Limitation on IJI-FSC Assets. Permit IJI-FSC to have any material assets.


                          SECTION 8. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7 (except any such default caused by the incurrence of Indebtedness in an amount less than $1,000,000 by any Subsidiary of the Borrower provided that such default is cured within 15 days after the date of such incurrence);

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or any Lender of such default is given to the Borrower; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $1,000,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) The Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (j) (i) Any natural person other than Robert L. Borchardt, his estate, any trust established by him or his heirs, or any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) not controlled by Robert L. Borchardt, his estate, any trust established by him or his heirs (other than a Permitted Holder, as defined below) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors; as used in this paragraph the term "Permitted Holder" shall mean any holder of shares of any outstanding class of the Capital Stock of the Borrower that shall have been designated as a Permitted Holder in a resolution duly adopted by the Board of Directors of the Borrower and that shall have been approved in writing by the Required Lenders; or

                  (k) The Merger shall not have been completed on or before September 3, 1996 in accordance with the terms of the Merger Agreement, without any waiver or modification of any of the material terms thereof, or there shall not have been delivered on or before such date to the Administrative Agent, with a copy of each Lender, a certificate of a Responsible Officer of the Borrower confirming such completion;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or in paragraph (k) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                       SECTION 9. THE ADMINISTRATIVE AGENT

     9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), accountants of the Borrower, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected held harmless and indemnified in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder (including matters with respect to which the Borrower is required to deliver to the Administrative Agent a sufficient number of copies of counterparts for each Lender), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans, the termination of the Commitments, and all other amounts payable hereunder.

     9.8 Administrative Agent in Its Individual Capacity.

                  (a) The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents.

                  (b) With respect to its Loans made or renewed by it and any
Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Borrower shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent (provided that it shall have been approved by the Required Lenders), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

     10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or modify the provisions of subsection 2.13 with regard to pro rata treatment of the Lenders, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by registered or certified mail, five days (or ten days, in the case of mailings between locations inside and outside of the United States) days after being deposited in the mails, postage prepaid (airmail, in the case of mailings between locations inside and outside of the United States), or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:         Recoton Corporation
                               2950 Lake Emma Road
                               Lake Mary, Florida  32746
                               Attention: Stuart Mont
                               Fax: 407-444-0559

         With a copy to:

                               Mr. Theodore Lynn, Esq.
                               Stroock & Stroock & Lavan
                               7 Hanover Square
                               New York, New York  10004
                               Fax:  212-806-6006

         The Administrative
           Agent:              The Chase Manhattan Bank
                               92-25 Queens Boulevard, 11th Floor
                               Rego Park, New York  11374
                               Attention: Recoton Account Officer
                               Fax: 718-830-9310


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.7, 2.8 or 2.13 shall not be effective until received.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby and the syndication by the Administrative Agent of the Commitments, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any amendment, supplement or modification to this Agreement the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Merger Agreement, the Merger or the use of the proceeds of the Loans in connection with the Merger and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Person. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any portion of any Loan or Reimbursement Obligation owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under such Lender's Notes or any other Loan Documents provided that the aggregate principal amount of the portion of the Loans or Reimbursement Obligations or the aggregate amount of the Commitments, as the case may be, in which any such participating interest is sold shall not be less than U.S.$1,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.16, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment being assigned is equal to at least $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment[s] of, and principal amount[s] of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment by the Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefitted Lender continues to have access to addition funds of or collateral granted by the Borrower for application on account of its debt, then the benefitted Lender shall use such funds or collateral to reduce indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      RECOTON CORPORATION

                                      By: /s/ Stuart Mont
                                          Title: Executive Vice President -
                                          Operations and Chief
                                          Operating Officer

                                      THE CHASE MANHATTAN BANK,
                                        as Administrative Agent and as a Lender

                                      By: /s/ Robert A. Bloch
                                            Title: Vice President

                                      SUNTRUST BANK, CENTRAL FLORIDA,
                                      NATIONAL ASSOCIATION, as a Lender

                                      By: /s/ William C. Barr III
                                          Title: First Vice President

                                      HARRIS TRUST AND SAVINGS BANK, as a
                                        Lender

                                      By: /s/ John R. Smart
                                          Title: Vice President

                                      MARINE MIDLAND BANK, as a Lender

                                      By: /s/ Roger Coleman
                                          Title: Vice President

                                                   EXHIBIT 6 TO RECOTON
                                                   FORM 8-K FOR EVENT
                                                   OCCURRING ON AUGUST 28, 1996

                          MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT (the "AGREEMENT"), is made as of this 28th day of August, 1996 (the "EFFECTIVE DATE"), by and between IJI ACQUISITION CORP., an Illinois corporation ("PURCHASER"), the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED, and INTERNATIONAL JENSEN INCORPORATED ("SELLER"), a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION after the merger of a subsidiary of Recoton Corporation, a New York corporation into Seller and RECOTON CORPORATION ("RECOTON").


                              W I T N E S S E T H:

     WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Seller's original equipment manufacturer's business on the terms and conditions as set forth in the Third Amended and Restated Agreement for the Purchase and Sale of Assets of International Jensen Incorporated, dated as of January 3, 1996, by and between Purchaser and Seller (the "PURCHASE AGREEMENT");

     WHEREAS, Seller currently employs Robert G. Shaw ("SHAW"), Marc T. Tanenberg ("TANENBERG"), James E. Sula ("SULA"), Larry P. Bentley ("BENTLEY"), Jule DuBach ("DUBACH"), and Rae Seeley ("SEELEY") (Shaw, Tanenberg, Sula, Bentley, DuBach and Seeley and any accepted replacements thereof together are the "MANAGEMENT SERVICE PROVIDERS" or "MSPS"); and

     WHEREAS, Seller wishes to provide to Purchaser, and Purchaser wishes to receive from Seller, the services of the MSPs.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                    SERVICES

     1.1 SERVICES PERFORMED. During the Term, as defined herein, Seller shall direct the following individuals, so long as they are employed by Seller or an affiliate of Seller and so long as requested by Purchaser, to provide services (the "DUTIES") to Purchaser as set forth below:

         (A) SHAW: Shaw shall perform various managerial and administrative duties for Purchaser as the Chief Executive Officer of Purchaser, which duties are consistent with those typically performed by a Chief Executive Officer in the OEM Business (as defined in the Purchase Agreement);

         (B) TANENBERG: Tanenberg shall perform various managerial and administrative duties for Purchaser which duties are consistent with those typically performed by a Chief Financial Officer in the OEM Business;

         (C) SULA: Sula shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by a Controller in the OEM Business;

         (D) BENTLEY: Bentley shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by a Vice President of Human Resources in the OEM Business;

         (E) DUBACH: DuBach shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by an Administrative Assistant in the OEM Business; and

         (F) SEELEY: Seeley shall perform various managerial and administrative duties for Purchaser, which duties are consistent with those typically performed by an Administrative Assistant in the OEM Business.

     1.2 STANDARD ALLOCATION. Seller shall cause each of the MSPs to devote approximately twenty-five percent (25%) of his or her business time and attention to the performance of his or her Duties if so required by Purchaser (the "STANDARD ALLOCATION").

     1.3 METHOD OF DETERMINING TIME ALLOCATED TO DUTIES. Seller shall cause each of the MSPs to submit a written report to Tanenberg, or his successor, and to the Treasurer of Recoton, on a weekly basis, setting forth his or her respective percentage time spent in the performance of his or her Duties ("REPORT") during such week.

     1.4 REVIEW OF PERCENTAGE OF TIME ALLOCATED TO DUTIES. Promptly after the conclusion of each calendar quarter after the Effective Date ("QUARTERLY"), the parties to this Agreement shall review the Reports submitted with respect to the quarter just ended in order to determine the actual percentage of time spent by each of the MSPs in the performance of his or her Duties for such quarterly period (the "ACTUAL ALLOCATION").

     1.5 TERMINATION OF ONE OR MORE OF THE MSPS. If Seller terminates the employment of any MSPs or any MSP terminates his or her employment with Seller, Seller shall not be obligated to replace said terminated MSP. If Seller hires any person to replace a terminated MSP, then Seller shall offer the services of such newly hired person to Purchaser on the same terms and conditions as set forth in this Agreement. Notwithstanding anything to the contrary contained in the Agreement, Purchaser shall be under no obligation to either accept the services of any such replacement MSP or to reimburse the costs to Seller of the replacement MSP unless Purchaser accepts the services of such replacement MSP. Furthermore, Purchaser may elect to exclude any MSP from the terms of this Agreement, for any reason and at any time, upon Purchaser providing thirty (30) days prior written notice to Seller. Under no circumstances shall Purchaser be under any obligation to make severance or termination payments or other separation benefits to an MSP which has been terminated by Seller or has been excluded by Purchaser from this Agreement; provided, however, that if Purchaser employs an MSP (other than Shaw) who was not terminated (actually or constructively) by Seller prior to the employment of the MSP (other than Shaw) by Purchaser, Purchaser shall assume all obligations of Seller to such MSP (other than Shaw) under any employment or severance agreement with such MSP (other than Shaw) and Purchaser shall indemnify and hold harmless Seller for any liability under any such agreements.


                                   ARTICLE II

                                      TERM

     2.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) consecutive months (the "TERM"), which Term shall renew automatically for additional twelve (12) month periods unless otherwise terminated pursuant to this Agreement.

     2.2 TERMINATION OF THIS AGREEMENT. Purchaser may terminate this Agreement at any time upon giving Seller ninety (90) days prior written notice and Seller, upon the expiration of the first six (6) months of the Term, may terminate this Agreement at any time upon giving Purchaser one hundred eighty (180) days prior written notice.

     2.3 CHANGE IN CONTROL. Upon a change of control of Purchaser, this Agreement shall terminate. A change of control of Purchaser shall have occurred if Shaw shall not: (i) be a member of the Board of Directors of Purchaser; (ii) be either an executive officer or Chairman of the Board of Purchaser; and (iii) own beneficially more shares of the voting stock of Purchaser than any other stockholder of Purchaser (or "group" of stockholders, as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) but in any event more than 30% of the outstanding voting stock. For purposes of this Agreement, a person shall be deemed to own beneficially any shares of Purchaser which are owned by himself, his spouse, any descendant of his, or any trust, partnership, corporation, joint venture, or limited liability company which has been created primarily for his benefit and/or for the benefit of his spouse or any descendant of such person. Notwithstanding anything to the contrary contained herein, if Shaw dies during the Term of this Agreement, the Agreement shall continue for a period of six (6) months after his death.


                                   ARTICLE III

                         BASE COMPENSATION AND BENEFITS

     3.1 BASE COMPENSATION AND BENEFITS.

               (A) COMPENSATION. On the Effective Date and on each anniversary thereafter (or annually on a date consistent with the date at which Recoton generally awards annual salary increases), Seller shall determine the gross compensation and benefits (including without limitation salary, benefits, perquisites, car allowances, 401(k) pension and profit sharing arrangements) to be paid to each of the MSPs for the subsequent twelve month period ("COMPENSATION") and so advise Purchaser.

               (B) PAYMENT. On a monthly basis, Purchaser shall pay to Seller an amount equal to twenty-five percent (25%) of the Compensation of each MSP for such month, the amount payable shall be subject to adjustment, pursuant to the Actual Allocation as described below.

               (I) If the Actual Allocation for any MSP is less than twenty-five percent (25%), then Seller shall credit Purchaser an amount for such MSP computed as follows:

             (ai)  Standard (-)     Actual        =      Allocation
                   Allocation               Allocation               Difference

             (aii)                          Quarterly
                   Allocation       (x)     Compensation      =      Amount
                   Difference               for an MSP               Credited

                  Example:

                  Standard Allocation = 25%
                  Actual Allocation = 20%
                  Quartrly Compensation = $100,000

             (ai)     25%     (-)      20%               =        5%

             (aii)     5%     (x)      $100,000          =        $5,000

          Result: $5,000 is the amount credited by Seller to Purchaser subject to the netting provisions set forth in (iii) below;

                  (ii) If the Actual Allocation for any MSP exceeds twenty-five percent (25%), then Purchaser shall remit to Seller an amount for such MSP computed as follows:

             (ai)     Actual      (-)     Standard =     Allocation
                      Allocation          Allocation                 Difference

             (aii)                        Quarterly
                      Allocation  (x)     Compensation      =        Amount
                      Difference          for an MSP                 Reimbursed

                  Example:

                  Standard Allocation = 25%
                  Actual Allocation = 30%
                  Quarterly Compensation = $100,000

                       (ai)     30%     (-)      25%               =        5%

                       (aii)     5%     (x)      $100,000 =        $5,000

          Result: $5,000 is the amount reimbursed by Purchaser to Seller, subject to the netting provisions set forth in (iii) below;

                  (III) All credits and reimbursements for the MSPs as a group shall be netted prior to any credit or reimbursement accruing to Seller or Purchaser, as the case may be.

                  (IV) All credits or reimbursements due to Purchaser shall be appended to the next monthly payment due to Seller from Purchaser without interest.

                  (V) Any amounts which remain due and owing as of the expiration of the Term shall be paid to the owed party within thirty
         (30) days of the expiration of the Term.

         (C) THE COST OF BENEFITS. The cost of vacation days, sick days and similar benefits, as set forth in Section 3.1(a), shall be allocated between Seller and Purchaser on the basis of the Standard Allocation, unless otherwise agreed upon by the parties.

     3.2 PAYMENT OF BONUS. If Seller shall pay a bonus to an MSP (a "BONUS"), Seller shall advise Purchaser of such Bonus in writing and after receipt of such notice Purchaser shall promptly reimburse Seller for the amount of such Bonus multiplied by the Actual Allocation for such MSP for the applicable bonus period and multiplied by a fraction the numerator of which is the number of days in such bonus period which are within the Term and the denominator of which is the number of days in such bonus period. To the extent that such Bonus is awarded under any formula plan requiring an evaluation of the MSP's performance, Seller shall seek the advice of Purchaser regarding the performance of such MSP and take such advice into account in determining the Bonus.

     Notwithstanding anything to the contrary contained herein, Purchaser, in its sole discretion and at its sole expense, may pay a bonus to an MSP (a "DISCRETIONARY BONUS"). Seller shall have no obligation to pay all or a portion of any Discretionary Bonus.

     3.3 TRAVEL, DIRECT AND UNALLOCABLE EXPENSES. Travel and direct expenses incurred by any MSP shall be paid or reimbursed by that entity for which the travel or direct expenses were incurred. Any expenses which cannot be allocated directly to Seller or Purchaser shall be reimbursed by Purchaser in an amount equal to the Actual Allocation multiplied by the amount of the unallocable expense.


                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 NOT A CONTRACT OF EMPLOYMENT. The parties to this Agreement acknowledge that this is not a contract of employment, that the MSPs are not employees of Purchaser and the MSPs shall not be entitled to any employment rights or other benefits from Purchaser except as otherwise provided herein.

     4.2 INDEMNIFICATION.

         (a) It is acknowledged by the parties to this Agreement that while the MSPs are employees of Seller or Recoton, they shall be acting at the direction of, or under instructions from, Purchaser or its designees or other MSPs in performing their Duties. Accordingly, if, in the performance of their Duties, any MSP takes any action or fails to take any action, which action or failure to take action results in any loss, cost, damage or expense (including reasonable attorneys fees) to Recoton or Seller, Purchaser shall indemnify and hold harmless Seller, Recoton and their subsidiaries and respective officers, directors and employees therefor, unless such action or failure to take action was at the direction of or with the knowing approval of a Recoton executive officer (other than Shaw).

         (b) It is further acknowledged by the Parties to the Agreement that while the MSPs may be operating under this Agreement at the direction of or under instructions from Purchaser or its designee, or other MSPs, they frequently will be acting at the direction of, or under instructions from, Recoton or its designees (other than MSPs) in performing their duties. Accordingly, if in the performance of their responsibilities on behalf of Recoton, any MSP takes any action or fails to take any action, which action or failure to take action results in any loss, cost, damage or expense (including reasonable attorneys fees) to Purchaser, Recoton and Seller shall indemnify and hold harmless Purchaser and its subsidiaries and its officers, directors and employees therefore, unless such action or failure to take action was at the direction or with the knowing approval of Purchaser or its designees or another MSP.

     4.3 NOTICE. Any notice, request, consent or communication (collectively "NOTICE") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

       If to Seller:

         International Jensen Incorporated/Recoton Audio Corporation 25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention: Mr. Marc T. Tanenberg
         Telecopier:       (847) 317-3855
         Telephone:        (847) 317-3700

                           and

         Recoton Corporation
         2950 Lake Emma Road
         Lake Mary, FL  32746
         Attention: Mr. Stuart Mont
         Telecopier:       (407) 333-8903
         Telephone:        (407) 333-8900

       with a copy to:

         Stroock & Stroock & Lavan
         Seven Hanover Square
         New York, New York  10004
         Attention: Theodore S. Lynn, Esq.
         Telecopier:       (212) 806-6006
         Telephone:        (212) 806-5400

       If to Purchaser:

         IJI Acquisition Corp./International Jensen Incorporated
         25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention: Mr. Robert G. Shaw
         Telecopier:       (847) 317-3774
         Telephone:        (847) 317-3777

       with a copy to:

         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Chicago, Illinois  60606-1229
         Attention: Richard B. Thies, Esq.
         Telecopier:       (312) 201-2555
         Telephone:        (312) 201-2000

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     4.4 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     4.5 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

     4.6 APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 4.3 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     4.7 DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     4.8 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     4.9 SUCCESSORS AND ASSIGNS AND THIRD PARTY BENEFICIARIES. This Agreement may not be assigned without the prior written consent of all parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                             IJI ACQUISITION CORP.,
                             an Illinois corporation

                             By:        /s/ Jule DuBach
                             Its:       Secretary


                             INTERNATIONAL JENSEN INCORPORATED,
                             a Delaware corporation

                             By:        /s/ Marc T. Tanenberg
                             Its:       Vice President


                             RECOTON CORPORATION,
                             a New York corporation

                             By:        /s/ Stuart Mont
                             Its:       Executive Vice President

                                                     EXHIBIT 7 TO RECOTON
                                                     FORM 8-K FOR EVENT
                                                     OCCURRING AUGUST 28, 1996


                          SUPPLY AND SERVICES AGREEMENT


     THIS SUPPLY AND SERVICES AGREEMENT (the "AGREEMENT") is made as of August 28, 1996 (the "EFFECTIVE DATE"), by and among IJI ACQUISITION CORP., an Illinois corporation, the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED, an Illinois corporation ("SUPPLIER"), and INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION ("CUSTOMER").

                              W I T N E S S E T H:

     WHEREAS, Customer has agreed to sell to Supplier and Customer has agreed to purchase from Supplier substantially all of the assets of Customer's original equipment manufacturer's business comprising (i) the loudspeaker assembly plant facility and operations in Lumberton, North Carolina, (ii) the metal and plastic parts manufacturing/home loudspeaker assembly plant facility and operations in Punxsutawney, Pennsylvania, (iii) the magnet manufacturing facilities and general offices of the General Magnetic division in Dallas, Texas, (iv) the cone manufacturing facilities and general offices of Fuji Cone, Inc. in Clinton, North Carolina, (v) the OEM value-add facility in Livonia, Michigan, (vi) the Bingham Farms, Michigan sales office, and (vii) the original equipment manufacturing portion of the engineering, research and development center and distribution facility in Schiller Park, Illinois (the "OEM BUSINESS ASSETS"), on the terms and conditions as set forth in the Third Amended and Restated Agreement For the Purchase and Sale of Assets dated as of January 3, 1996 by and between Supplier and Customer (the "PURCHASE AGREEMENT");

     WHEREAS, the original equipment manufacturer's business consists of the business of designing, manufacturing and marketing of speakers and speaker components and related products for and to domestic and international automotive, truck, recreational vehicle, aircraft or other motorized vehicle ("VEHICULAR") original equipment manufacturers (the "OEM BUSINESS"); and

     WHEREAS, Supplier is not purchasing Customer's business which consists of designing, manufacturing, and marketing of speakers and speaker components, and related branded products in the domestic and international Vehicular aftermarket and home audio market (the "BRANDED BUSINESS").

     NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                               SUPPLY OBLIGATIONS

     1.1 GENERAL DUTIES. Upon the terms and conditions set forth in this Agreement, Customer shall purchase from Supplier all of its requirements for products currently manufactured in Punxsutawney, Pennsylvania and Lumberton, North Carolina for and as required by Customer's Branded Products Division and IJI-European Holdings (the "PRODUCTS"). The broad product groupings of the Products are as follows: (a) Jensen Car Aftermarket Speakers; (b) Advent Mobile Aftermarket Speakers; (c) Jensen Home Hi-Fi Speakers; and (d) Advent Home Hi-Fi Speakers. The term "SUPPLY OBLIGATION" shall mean Supplier's obligation to supply Customer with Seller's requirements for the Products which satisfy all warranties and quality standards identified in this Agreement, within the time periods agreed to by the parties, which time periods include the granting of adequate lead time and in manner consistent with past practices and for the prices identified in this Agreement. Supplier shall devote that portion of its professional time, attention and personnel to the Supply Obligation as is necessary for Supplier to fulfill said Supply Obligations in accordance with the terms of this Agreement.

     1.2 NEW PRODUCTS. Supplier shall have the opportunity to bid on new products required by Customer during the Term (as that term is defined in Section 1.4 of this Agreement).

     1.3 PRODUCT STANDARDS. All Products which Supplier supplies to Customer under this Agreement shall satisfy quality and warranty standards which are consistent with the Products produced by Supplier prior to this Agreement and shall meet all applicable legal requirements.

     1.4 RETENTION OF RIGHTS. If Supplier is unable to satisfy the Supply Obligation for any Product in accordance with Customer's delivery requirements, if such inability is not cured within ten (10) days after written notice, Customer may terminate its obligations under this Agreement to purchase its requirements for such Product, unless the Supplier's inability to perform is due to (a) "Force Majeure." For the purposes of this Agreement "Force Majeure" means, the consequences, direct or indirect, of strikes, lockouts or any other labor disputes, fires, accidents, floods, hostilities, shortages of transportation equipment or facilities, the failure, suspension or curtailment of the production or delivery due to shortages of supply of components or materials from any available sources or due to the acts, regulations, allocations or other requirements of any federal, state or local government, and any and all like or different causes beyond the reasonable control of the parties hereto shall excuse performance by either party to the extent by which performance is prevented thereby. During any period of shortage due to any of said causes, the Supplier may allocate the supply of the Products among all of its customers in such manner as it finds equitable; or (b) Customer's failure to fulfill its obligations under this Agreement.

     1.5 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) consecutive months (the "TERM"), unless otherwise terminated pursuant to this Agreement.

     1.6 TERMINATION FOR CAUSE. The occurrence of any of the following events shall give rise to the rights of the parties to terminate this Agreement for cause:

         a. Either party is in breach of any of the substantial and material provisions of this Agreement, and such breach continues for thirty (30) days after the non-breaching party has given notice in writing to the other party demanding cure thereof;

         b. (i) A court of competent jurisdiction shall enter a decree or order, not stayed within sixty (60) days from the date of entry hereof, appointing a trustee or receiver of a party or any substantial part of its property, or shall approve a petition for or effecting an arrangement in bankruptcy, a reorganization pursuant to a bankruptcy act, or other judicial modification or alteration of the rights of its creditors, (ii) a party itself shall file such petition or take or consent to take any other action seeking any such judicial decree or order, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or (iii) any court of competent jurisdiction shall enter a decree or order adjudicating a party as bankrupt or insolvent.

     1.7 STATUS. Supplier and Customer expressly acknowledge that the status of Supplier shall be that of an independent contractor and not that of an agent or employee of Customer.


                                   ARTICLE II

                                     PRICING

     2.1 PRICING. Supplier shall charge Customer for the Products at its cost in an amount consistent with the current internal pricing policies of Customer and which pricing policies shall be consistent with past practice ("Product Cost"). The charge for each Product shall be updated annually on each March 1 to reflect changes to the Product Costs. If the charge for any Product or Products increases more than five percent (5%) from the prior year and Customer gives Supplier ninety (90) days prior written notice of its intent to discontinue purchasing such Product or Products, then Customer shall no longer be obligated to purchase such Product or Products under this Agreement. Cancellation of the obligation to purchase certain Products shall not eliminate or relieve Customer from the obligation to purchase Products which are not subject to cancellation.

     2.2 TAXES. The prices for Products and the increase in Product Cost are exclusive of any taxes, excises or other governmental charges applicable to the sale of the Products. Supplier's invoices shall include as a separate item all taxes, excises or other governmental charges imposed on Supplier by reason of the sale of the products to Customer, except taxes based upon net income of Supplier.

     2.3 PAYMENT AND OTHER TERMS. Payment by Customer for Products delivered by Supplier shall be made within ten (10) days of the receipt of Seller's invoices but in no event shall Customer be obligated to issue more than one (1) check, with respect to the invoices received, each week.


                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF SUPPLIER

     3.1 INSURANCE. During the Term, Supplier shall obtain and maintain products liability and general comprehensive insurance, in the minimum coverage amount of One Million Dollars ($1,000,000) (the "MINIMUM COVERAGE"). Supplier shall maintain such insurance with insurance companies having a Best's rating of no less than A+.

     3.2 TERMS AND CONDITIONS. The terms and conditions set forth in this Agreement shall apply to and govern all sales from Supplier to Customer, irrespective of any contrary terms and conditions stated on invoices, billing notices, bills of lading or other forms of any type or nature which Supplier or Customer may submit. Supplier shall have no right to alter the terms and conditions set forth in this Agreement for sales from Supplier to Customer.

     3.3 DELIVERY. Supplier shall deliver Product to Customer F.O.B. a common carrier (a "COMMON CARRIER") at Supplier's business premises. Customer assumes all risk of loss from the time it deposits any such items with a Common Carrier, until actual delivery to Customer. Risk of loss prior to actual receipt by Customer shall be borne by Customer. Customer shall pay all shipping, freight, transportation and related costs associated with shipping any items under this Agreement.

     3.4 WORKING CAPITAL MANAGEMENT. All raw material stock and piece parts used in the manufacture of Products shall be financed by Customer (either by advance payments or by consignment, at Customer's option). Supplier shall take all appropriate actions requested by Customer to protect Customer's ownership interest in any consigned goods or to grant Customer a security interest in financed inventory.


                                   ARTICLE IV

                                    SERVICES

     4.1 PERSONNEL. To the extent requested by Customer, Supplier shall make available to Customer the services of Supplier's MIS Equipment, MIS Operations Support, MIS Programming Support and Travel Agency personnel during the Term.

     4.2 COST. Supplier shall charge Customer for such services at Supplier's cost in an amount consistent with the current internal cost allocation practice of Supplier. However, no direct charge shall be made to Customer for the services of any Travel Agency personnel.

     4.3 PAYMENT. Payment by Customer for such services shall be made within ten
(10) days after the beginning of a month with respect to invoiced services in the prior month.


                                    ARTICLE V

                                     GENERAL

     5.1 NOTICE. Any notice, request, consent or communication (collectively "NOTICE") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:


         If to Customer:               International Jensen Incorporated/Recoton
                                       Audio Corporation
                                       25 Tri-State International Office Center
                                       Suite 400
                                       Lincolnshire, Illinois  60069
                                       Attention:    Mr. Marc T. Tanenberg
                                       Telecopier:   (708) 317-3855
                                       Telephone:    (708) 317-3700

                                                       and

                                       Recoton Corporation
                                       2950 Lake Emma Road
                                       Lake May, FL 32746
                                       Attention:    Mr. Stuart Mont
                                       Telecopier:   407-333-8903
                                       Telephone:    407-333-8900

         with a copy to:               Stroock & Stroock & Lavan
                                       Seven Hanover Square
                                       New York, New York  10004
                                       Attention:    Theodore S. Lynn, Esq.
                                       Telecopier:   (212) 806-6006
                                       Telephone:    (212) 806-5400

         If to Supplier:               IJI Acquisition Corp./International
                                       Jensen Incorporated
                                       25 Tri-State International Office Center
                                       Suite 400
                                       Lincolnshire, Illinois  60069
                                       Attention:    Mr. Robert G. Shaw
                                       Telecopier:   (708) 317-3774
                                       Telephone:    (708) 317-3777

         with a copy to:               Wildman, Harrold, Allen & Dixon
                                       225 West Wacker Drive
                                       Chicago, Illinois  60606-1229
                                       Attention:    Richard B. Thies, Esq.
                                       Telecopier:   (312) 201-2555
                                       Telephone:    (312) 201-2521

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.


     5.2 PATENT INFRINGEMENT. Customer shall indemnify and hold harmless Supplier, its successors and assigns, against any and all loss, damage or injury arising out of a claim or suit for alleged infringement of any patents related to the Products to the extent such infringement arises from Customer's specifications and Customer shall assume the defense of any and all such suits and pay all costs and expenses incidental thereto.

     5.3 NONDISCLOSURE. Data, drawings, specifications or other technical information furnished directly or indirectly, in writing or otherwise, to either party hereto by the other party pursuant to this Agreement shall in no event become the property of the recipient and shall be used only in fulfilling the obligations imposed by this Agreement and shall not be duplicated or disclosed to others or used in whole or in part for any other purpose. Such furnishing of data, drawings, specifications or other technical information shall not be construed as granting any rights whatsoever, express or implied, under any patents of the furnishing party. The parties acknowledge the existence of a certain Management Services Agreement dated as of August 28, 1996 between Customer and Supplier ("MS Agreement") and recognize that such agreement shall govern information transmitted to either party as a result of the MS Agreement.

     5.4 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     5.5 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

     5.6 APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 5.1 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     5.7 DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     5.8 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     5.9 ASSIGNMENT. This Agreement shall not be assignable without the prior written consent of all parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                                 IJI ACQUISITION CORP., an Illinois corporation

                                 By:        /s/ Jule DuBach
                                 Its:       Secretary

                                 INTERNATIONAL JENSEN INCORPORATED,
                                 a Delaware corporation,

                                 By:        /s/ Marc T. Tanenberg
                                 Its:       Vice President

                                                     EXHIBIT 8 TO RECOTON
                                                     FORM 8-K FOR EVENT
                                                     OCCURRING AUGUST 28, 1996


                           SHARED FACILITIES AGREEMENT


     THIS SHARED FACILITIES AGREEMENT (the "AGREEMENT") is made as of August 28, 1996 ("EFFECTIVE DATE"), by and between IJI ACQUISITION CORP., an Illinois corporation the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED ("LICENSEE"), and INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION ("LICENSOR").


                              W I T N E S S E T H:

     WHEREAS, Licensor has agreed to sell to Licensee and Licensee has agreed to purchase from Licensor substantially all of the assets of Licensor's original equipment manufacturer's business (the "OEM Business") on the terms and conditions as set forth in the Third Amended and Restated Agreement for Purchase and Sale of Assets, dated as of January 3, 1996, by and between Licensee and Licensor (the "PURCHASE AGREEMENT").

     WHEREAS, Licensor currently leases space at (i) 4136 North United Parkway, Schiller Park, Illinois (the "SCHILLER PARK FACILITY") pursuant to the terms as outlined in the Schiller Park Facility Lease, a copy of which is attached hereto and incorporated herein as SCHEDULE A(I) (the "SCHILLER LEASE"); and (ii) the fourth (4th) floor in Building 25 of the Tri-State International Office Center, Lincolnshire, Illinois (the "LINCOLNSHIRE FACILITY"), pursuant to the terms as outlined in the Lincolnshire Facility Lease, a copy of which is attached hereto and incorporated herein as SCHEDULE A(II), the ("LINCOLNSHIRE LEASE") (the Schiller Park Facility and the Lincolnshire Facility are collectively referred to as the "SHARED FACILITIES").

     WHEREAS, Licensor desires to permit Licensee to utilize a portion of the space located at the Schiller Park Facility and a portion of the space located at the Lincolnshire Facility, and Licensee wishes to utilize a portion of the space located at the Schiller Park Facility and a portion of the space located at the Lincolnshire Facility, and in connection therewith Licensee and Licensor shall share certain costs and expenses attributable to the Shared Facilities, all in accordance with the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                      DESCRIPTION OF THE LICENSED PREMISES

     1.1 SCHILLER PARK FACILITY. Subject to and in accordance with the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-transferable license (the "SCHILLER LICENSE") to use and occupy that portion of the Schiller Park Facility (the "SCHILLER PARK LICENSED PORTION") for office use, engineering use and for no other purpose. "LICENSEE'S SCHILLER PARK PROPORTIONATE SHARE" shall be based on a fraction, the numerator of which is the total square footage of the office portion of the Schiller Park Facility utilized exclusively by Licensee and the denominator of which shall be the total gross square footage of the Schiller Park Facility utilized exclusively by Licensee plus the total square footage of the office portion of the Schiller Park Facility utilized exclusively by Licensor. In no event shall any part of the warehouse portion of the Schiller Park Facility be included within the Schiller Park Licensed Portion, and no expenses, of any nature or kind, attributable to the warehouse portion of the Schiller Park Facility shall be included as a portion of the License Fee (defined below) or the Operation Costs (defined below). As of the date of this Agreement, based upon the foregoing formula, the Licensee's Schiller Park Proportionate Share shall be fifty-eight percent (58%).

     1.2 LINCOLNSHIRE FACILITY. Subject to and in accordance with the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-transferable license (the "LINCOLNSHIRE LICENSE") to use and occupy that portion of the Lincolnshire Facility described below (the "LINCOLNSHIRE LICENSED PORTION") for office use and for no other purpose. "LICENSEE'S LINCOLNSHIRE PROPORTIONATE SHARE" shall be based on a fraction, the numerator of which is the square footage in the Lincolnshire Facility to be utilized exclusively by Licensee (which shall include, as of the date of this Agreement, the square footage occupied by the IJI accounting department cubicles, the MIS department cubicles, the travel desk cubicles plus twenty-five percent (25%) of the gross square footage of all offices and cubicles utilized by persons subject to that certain Management Services Agreement, of even date herewith, by and between Licensor and Licensee (the "MS AGREEMENT") and the denominator shall be the total square footage of the Lincolnshire Facility utilized exclusively by Licensee plus the total square footage of the Lincolnshire Facility utilized exclusively by Licensor. As of the date of this Agreement, based on the foregoing formula, the Licensee's Lincolnshire Proportionate Share shall be twenty-one and 7/10 percent (21.7%). The Schiller Park Licensed Portion and the Lincolnshire Licensed Portion are sometimes referred to as the "LICENSED PREMISES."

     1.3 ADJUSTMENT OF LICENSED PORTION. The Schiller Park Licensed Portion and the Lincolnshire Licensed Portion, and the corresponding Schiller Park Proportionate Share and Lincolnshire Proportionate Share, shall be adjusted from time to time in accordance with the formulae set forth in Sections 1.1 and 1.2 hereof.

     1.4 NOT A LEASE. This Agreement does not and shall not be deemed to constitute a lease or a conveyance of the Licensed Premises by Licensor to Licensee, or to confer upon Licensee any right, title, estate or interest in the Licensed Premises. This Agreement grants to Licensee only a personal privilege to use and occupy the Licensed Premises for the License Period on and subject to the terms and conditions set forth herein. Licensee shall not permit the whole or any portion of the Licensed Premises to be occupied by any person or entity other than Licensee, and its officers, directors and employees in the performance of their duties on behalf of Licensee and Licensee's invitees, in the ordinary course of business.

     1.5 LICENSOR'S DEPARTURE FROM LINCOLNSHIRE FACILITY. Licensor shall have no obligation under this Agreement to remain in occupancy at the Lincolnshire Facility. Licensor shall, however, give Licensee at least six month's prior notice of its intention to vacate space at Lincolnshire and, if Licensor no longer occupies the Lincolnshire Facility, Licensor shall offer Licensee suitable space at the Schiller Park Facility or such other facilities to which Licensor shall have moved the operation currently conducted at the Lincolnshire Facility.

                                    ARTICLE 2

                  SHARING OF RENT AND BUSINESS OPERATION COSTS

     2.1 LICENSE FEE. Licensee shall pay to Licensor, on a monthly basis within ten (10) days after Licensee's receipt of a written invoice from Licensor (but in no event prior to the date that Licensor is required to pay monthly rent pursuant to the Schiller Lease and the Lincolnshire Lease, as applicable) an amount equal to (x) Licensee's Schiller Park Proportionate Share of the monthly base rent, additional rent and all other charges payable by Licensor under the Schiller Lease (exclusive of any portion of such items attributable, or apportioned or allocated to the warehouse portion of the Schiller Park Facility), and (y) Licensee's Lincolnshire Proportionate Share of the monthly base rent, additional rent and all other charges payable by Licensor under the Lincolnshire Lease.

     2.2 BUSINESS OPERATION COSTS. Licensee shall pay Licensor, on a monthly basis within ten (10) days after Licensee's receipt of a written invoice from Licensor, an amount equal to the sum of (x) Licensee's Schiller Park Proportionate Share of all Operation Costs (as hereinafter defined) attributable to the Schiller Park Facility, and (y) Licensee's Lincolnshire Proportionate Share of all Operation Costs attributable to the Lincolnshire Facility. For purposes of this Agreement, the term "OPERATION COSTS" shall mean any and all costs and expenses incurred in operating and maintaining the Shared Facilities (exclusive of any and all amounts payable as or included within base rent or additional rent or otherwise charged to Licensee pursuant to Section 2.1 above) including without limitation utilities, property taxes, property and liability insurance to the extent payable by Licensor under the Schiller Lease or the Lincolnshire Lease, maintenance, repairs, telephone costs (including, without limitation, the telephone charges attributable to facsimile machines, but specifically excluding, with respect to the Lincolnshire Facility, the cost of the 800 telephone number and the cost of all international calls and with respect to the Schiller Park Facility the cost of all international calls), the cost of depreciation (based upon generally accepted accounting principles) of all furniture and fixtures owned by Licensor and located within the Shared Facilities (other than any furniture or equipment located within the warehouse portion of the Schiller Park Facility and other than MIS equipment located in the Lincolnshire Facility, which MIS equipment is owned by Licensee), coffee service costs, mail room supply costs, the salary and benefits payable to reception and mail room personnel employed by Licensor and servicing the Shared Facilities (other than the warehouse portion of the Schiller Park Facility) and costs of personnel providing building and similar services, such as receptionists, housekeepers, custodians and operators and similar support personnel. In no event shall Licensee be responsible for any Operation Costs attributable to the warehouse portion of the Schiller Park Facility.

     2.3 SUBSEQUENT ADJUSTMENTS. Any subsequent adjustments to the monthly base rent, additional rent and all other charges pursuant to this Agreement shall be borne and/or enjoyed by Licensee in an amount equal to the Licensee's Schiller Park Proportionate Share and the Licensee's Lincolnshire Proportionate Share of such adjustment, as such shares may be adjusted from time to time. In addition, under no circumstances shall Licensee be liable to Licensor for any charges or costs related to Licensor's failure to pay, or late payments made by Licensor of any amounts due under the Schiller Lease or the Lincolnshire Lease.

     2.4 AUDIT. Licensee, upon reasonable prior written request to Licensor, may at its expense examine the books and records of the Licensor pertaining to Operation Costs, monthly base rent, additional rent and all other charges pursuant to this Agreement. Any such audit shall be conducted at the facility of Licensor where such records are maintained and shall be during normal business hours. Licensee shall maintain the results of any such audits in confidence except as otherwise required by law.


                                    ARTICLE 3

                                      TERM

     3.1 LICENSE PERIOD. The license period for each of the Licensed Premises under this Shared Facilities Agreement will commence on the Effective Date and will continue until such time as the lease term for such Shared Facility expires (the "LICENSE PERIOD"), subject to earlier termination as set forth in Section
5.1 below.


                                    ARTICLE 4

                                CERTAIN COVENANTS

     4.1 BUSINESS INTERFERENCE. Neither party shall take any action which would violate the other's labor contracts, if any, affecting the building, or create any unreasonable building construction interruption, work stoppage, picketing, labor disruption or dispute, or take any action which is likely to interfere with the business of the other party at the Shared Facilities without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     4.2 INDEMNIFICATION.

         (a) Licensee shall, irrespective of whether it shall have been negligent in connection therewith, indemnify, protect, defend and save harmless Licensor and Licensor's officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages (other than consequential damages), judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), to which Licensor and/or any such officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with (i) the use and occupancy of the Licensed Premises by Licensee, or from any work, installation or thing whatsoever done or omitted (other than by Licensor or its agents or employees other than MSPs acting on behalf of Licensee) in or about the Licensed Premises during the License Period, (ii) any default by Licensee in the performance of Licensee's obligations under this Agreement, or (iii) any act, omission, carelessness, negligence or misconduct of Licensee or of Licensee's agents, representatives, invitees, guests, and employees (including MSPs acting for or with the knowing approval of Licensee).

         (b) Licensor shall, irrespective of whether it shall have been negligent in connection therewith, indemnify, protect, defend and save harmless Licensee and Licensee's officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages (other than consequential damages), judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), to which Licensee and/or any such officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with (i) the use and occupancy of the Shared Facilities, or from any work, installation or thing whatsoever done or omitted (other than by Licensee or its agents or employees) in or about the Shared Facilities during the License Period, (ii) any default by Licensor in the performance of Licensor's obligations under this Agreement, or (iii) any act, omission, carelessness, negligence or misconduct of Licensor or Licensor's agents, representatives, invitees, guests and employees (other than MSPs acting for or with the knowing approval of Licensee).

     4.3 INSURANCE. During the License Period, Licensee shall, at its own cost and expense:

         (a) Provide and keep in force commercial general liability insurance against liability for death, personal injury and property damage in an amount that shall not be less than (i) FIVE MILLION DOLLARS ($5,000,000.00) in respect of injuries to any one person, (ii) FIVE MILLION DOLLARS ($5,000,000.00) in respect of injuries from any one occurrence, and (iii) TWO MILLION DOLLARS ($2,000,000.00) in respect of property damage from any one occurrence. Licensor shall be named as an additional insured and covered under the insurance contracts.

         (b) Provide and keep in force insurance providing against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the assets of Licensee at the Shared Facilities and any other alterations, improvements, equipment, furnishings, fixtures, property and contents in the Licensed Premises (collectively, "LICENSEE'S PROPERTY"), at full replacement value.

     Each of Licensee and Licensor shall cause each policy carried by such parties insuring, as to Licensee, the Licensed Premises and Licensee's Property and, as to Licensor, the Licensor's Premises and the Licensor's personal property, against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Licensor or Licensee, as the case may be, in connection with any loss or damage covered by any such policy.

     All policies of insurance required to be obtained and maintained pursuant to Section 4.3(a) shall name Licensor as an additional insured. All policies of insurance required hereunder shall be written and signed by solvent and responsible insurance companies reasonably satisfactory to Licensor. Unless otherwise provided herein, certificates of insurance for insurance coverages required hereunder shall be deposited with Licensor prior to occupancy of either of the Shared Facilities by Licensee. Not less than fifteen (15) days prior to the expiration dates of said insurance coverages, renewal certificates shall be deposited with Licensor. If Licensee fails to deposit with Licensor any certificate of insurance required hereunder, after thirty (30) days advance notice and prior to the provision of such certificate, Licensor may, at its option, obtain the insurance coverages in respect of which the required policy or certificate was not provided, at the expense of the Licensee, and the cost thereof shall be paid to the Licensor upon written demand.

     4.4 ALTERATION OF LICENSED PREMISES. Licensor shall have no obligation to alter, improve, decorate, or otherwise prepare the Licensed Premises for Licensee's use and occupancy. Licensee shall make no installations, changes, alterations, restorations, renovations, replacements, additions, improvements and betterments, whether structural or non-structural, without Licensor's prior written consent and then only by contractors or mechanics approved in writing by Licensor.

     4.5 USE OF LICENSED PREMISES. Licensee shall, at all times, use the Licensed Premises only in a manner which is in full compliance with all present and future laws, orders, rules and regulations of all state, federal, municipal and local governments, departments, commissions and boards asserting jurisdiction over Licensee, Licensor or the Shared Facilities, and any direction of any public officer pursuant to law.

     4.6 REPAIR OF LICENSED PREMISES. Licensee shall, throughout the License Period, take good care of the Licensed Premises and the fixtures and appurtenances therein. The parties acknowledge and agree that all repairs that may arise in the ordinary course of business shall be made by Licensor, and the cost thereof shall be included within the definition of Operation Costs. All damage or injury to the Licensed Premises or to any other part of the Shared Facilities or the buildings in which the Shared Facilities are located, or to their fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, but specifically excluding ordinary wear and tear, caused by or resulting from carelessness, omission, neglect or improper conduct of Licensee, or Licensee's agents, employees, contractors, representatives or guests, shall be repaired promptly by Licensee at its sole cost and expense, to the reasonable satisfaction of Licensor. All damage or injury to the Shared Facilities or the buildings in which the Shared Facilities are located, or to their fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, but specifically excluding ordinary wear and tear, caused by or resulting from carelessness, omission, neglect or improper conduct of Licensor, or Licensor's agents, employees, contractors, representatives or guests, shall be repaired promptly by Licensor at its sole cost and expense, to the reasonable satisfaction of the Licensee. Licensee shall also repair all damage to the Shared Facilities and the Licensed Premises and to the buildings in which the Shared Facilities are located caused by the installation of any improvements by or on behalf of Licensee or the moving of Licensee's Property. All of the aforesaid repairs shall be of quality or class equal to the original work or construction.

     4.7 COVENANTS OF LICENSOR. Licensor covenants and agrees that throughout the License Period, Licensor shall:

         (a) Pay all minimum rent, additional rent and other charges due and payable under the Schiller Park Lease and the Lincolnshire Lease and otherwise full comply with all terms and conditions of the Schiller Park Lease and the Lincolnshire Lease; and

          (b) Cause Licensee to be named an additional insured under all liability insurance policies covering the Shared Facilities.


                                    ARTICLE 5

                                   TERMINATION

     5.1 TERMINATION.

         (a) The license granted by this Agreement with respect to a Shared Facility shall terminate upon the earlier of the following events:

          (i) The expiration of the underlying lease term for each such Shared Facility;

          (ii) If all or a material portion of such Licensed Premises or such Shared Facility shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu of appropriation or taking, or are destroyed by fire, in which case all items required to be paid by Licensee pursuant to Article 2 of this Agreement shall be prorated to the date of the taking;

          (iii) For any reason or no reason: (i) by Licensee, upon not less than six (6) month's prior written notice to Licensor; and (ii) after the first six (6) months of the Term, by Licensor, upon not less than six (6) month's prior written notice to Licensee, provided that in no event shall any such termination by Licensor be effective prior to the first anniversary of the date of full execution and delivery of this Agreement except as otherwise set forth in Section 1.5; or

         (b) If Licensee shall default in fulfilling any of its covenants or obligations hereunder and such default shall remain uncured for a period in excess of ten (10) days after written notice of such default with respect to monetary defaults and thirty (30) days after written notice of such default with respect to non-monetary defaults (provided that if Licensee commences any such cure of a non-monetary default within such thirty (30) day period and thereafter diligently pursues such cure to completion, such thirty (30) day cure period shall be automatically extended to such period as is reasonably necessary to cure such non-monetary default but in no event longer than 90 days), in addition to any other rights and remedies available to Licensor, Licensor may terminate the license for either or both Licensed Premises by the giving of written notice to Licensee, whereupon such license shall terminate on the date set forth in said notice, and Licensee shall vacate such Licensed Premise(s) on said date as if that date were the date of the expiration of the License Period as set forth herein.

     5.2 REMOVAL OF PURCHASED ASSETS. All of Licensee's Property, including the Purchased Assets as that term is defined in the Purchase Agreement, shall be removed by Licensee from a Shared Facility not later than thirty (30) days following the termination of the license for such facility, at the expense of Licensee.


                                    ARTICLE 6

                 CONDEMNATION, DAMAGE OR DESTRUCTION OF PREMISES

     6.1 CONDEMNATION. In the event of any condemnation or taking of all or a portion of either of both of the Shared Facilities, Licensor shall, except as specifically set forth in this sentence, be entitled to receive the entire award in the condemnation proceeding, and Licensee hereby expressly assigns to Licensor any and all right, title and interest of Licensor now or hereafter arising in or to any award or any part thereof, and Licensee shall be entitled to receive no part of any award except to the extent that any award is related to the cost of Licensee moving out to the Licensed Premises. Licensor shall have no obligation to relocate Licensee or substitute new facilities for the Shared Facility.

     6.2 DAMAGE OR DESTRUCTION OF THE PREMISES. Except as otherwise set forth herein, Licensor shall have no obligation to relocate Licensee, restore any damaged premises, or substitute new premises for any damaged or destroyed portions of a Shared Facility in question.


                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1 LANDLORD CONSENT. If either or both of the Schiller Lease or the Lincolnshire Lease require that Licensor obtain the consent of the landlord thereunder in connection with the performance of this Agreement, Licensor shall exercise commercially reasonable efforts to obtain such consent from the landlord in question at Licensee's sole cost and expense. Licensee shall exercise commercially reasonable efforts to cooperate with Licensor in obtaining all such consents. If Licensor shall not be able to obtain such consent, the License with respect to such Leased Premises shall be of no force or effect.

     7.2 NOTICE. Any notice, request, consent or communication (collectively "NOTICE") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

   If to Licensor:        International Jensen Incorporated/Recoton Audio
                          Corporation
                          25 Tri-State International Office Center
                          Suite 400
                          Lincolnshire, Illinois  60069
                          Attention:      Mr. Marc T. Tanenberg
                          Telecopier:    (847) 317-3855
                          Telephone:     (847) 317-3700

                                       and

                          Recoton Corporation
                          2950 Lake Emma Road
                          Lake Mary, Florida  32746
                          Attention:       Mr. Stuart Mont
                          Telecopier:      (407) 333-8903
                          Telephone:       (407) 333-8900

   with a copy to:        Stroock & Stroock & Lavan
                          Seven Hanover Square
                          New York, New York  10004
                          Attention:       Theodore S. Lynn, Esq.
                          Telecopier:      (212) 806-6006
                          Telephone:       (212) 806-5400

   If to Licensee:        IJI Acquisition Corp.
                          25 Tri-State International Office Center
                          Suite 400
                          Lincolnshire, Illinois  60069
                          Attention: Mr. Robert G. Shaw
                          Telecopier:      (847) 317-3774
                          Telephone:       (847) 317-3777

    with a copy to:       Wildman, Harrold, Allen & Dixon
                          225 West Wacker Drive
                          Chicago, Illinois 60606-1229
                          Attention: Richard B. Thies, Esq.
                          Telecopier:      (312) 201-2555
                          Telephone:       (312) 201-2000

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     7.3 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     7.4 APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 7.2 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     7.5 DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     7.6 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

     7.8 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties with respect to the subject matter of this Agreement. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

     7.9 SURVIVAL. Notwithstanding anything herein to the contrary, the provisions of Sections 2.4, 4.2, 4.6 and 5.2 shall survive termination of the licenses granted herein.

     7.10 NO AGENCY. Neither party shall be considered as, or hold itself out to be, an agent of the other party or act for or bind the other party in any dealing with a third party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                                 LICENSEE:

                                 IJI ACQUISITION CORP., an Illinois corporation

                                 By:        /s/ Jule DuBach
                                 Its:       Secretary

                                 LICENSOR:

                                 INTERNATIONAL JENSEN INCORPORATED,
                                 a Delaware corporation

                                 By:        /s/ Marc T. Tanenberg
                                 Its:       Vice President

                                                     EXHIBIT 9 TO RECOTON
                                                     FORM 8-K FOR EVENT
                                                     OCCURRING AUGUST 28, 1996

                            NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "AGREEMENT") is made as of August 28, 1996 (the "EFFECTIVE DATE"), by and among IJI ACQUISITION CORP., an Illinois corporation, the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED ("PURCHASER"), INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation, the name of which is about to be changed to RECOTON AUDIO CORPORATION after its acquisition by RC Acquisition Sub, Inc. ("SELLER"), RECOTON CORPORATION, a New York corporation ("RECOTON"), RC ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Recoton ("ACQUISITION SUB"), and FUJI CONE, INC., a Delaware corporation and wholly-owned subsidiary of Seller ("FUJI CONE") (Recoton, Acquisition Sub and Fuji Cone together are the "RELATED COMPANIES").


                              W I T N E S S E T H:

     WHEREAS, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Seller's original equipment manufacturer's business (the "PURCHASED ASSETS"), on the terms and conditions as set forth in the Third Amended and Restated Agreement for the Purchase and Sale of Assets of International Jensen Incorporated, dated as of January 3, 1996, by and between Purchaser and Seller (the "PURCHASE AGREEMENT");

     WHEREAS, the original equipment manufacturer's business consists of the business of designing, manufacturing and marketing of speakers and speaker components and related products for and to domestic and international automotive, truck, recreational vehicle, aircraft or other motorized vehicle ("VEHICULAR") original equipment manufacturers (the "OEM BUSINESS") (the term "related products" shall include, without limitation, new products or extensions of existing product lines which are complimentary to the OEM Business and not competitive with the Branded Business (as defined below) as now conducted);

     WHEREAS, Purchaser is not purchasing that portion of Seller's business which consists of designing, manufacturing, and marketing of speakers and speaker components and related branded products in the domestic and international Vehicular aftermarket and home audio markets (the "BRANDED BUSINESS") (the term "related branded products" shall include, without limitation, new products or extensions of existing product lines which are complimentary to the Branded Business and not competitive with the OEM Business as now conducted);

     WHEREAS, the continued involvement by Seller in a business in competition with Purchaser would diminish the value of the Purchased Assets;

     WHEREAS, the involvement by Purchaser in a business in competition with Seller would diminish the value of those assets retained and used by Seller with respect to the Branded Business; and

     WHEREAS, as an inducement to Purchaser to consummate its purchase of the OEM Business, Seller is willing to not compete with Purchaser, or any of its affiliates, with respect to the OEM Business, as more fully set forth herein, and, as an inducement to Seller to consummate its sale of the OEM Business to Purchaser, Purchaser is willing to not compete with Seller or any of its affiliates with respect to the Branded Business, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the above premises, the consideration under the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. RESTRICTIVE COVENANT BY SELLER AND RELATED COMPANIES. Except as otherwise stated herein, for a period of time which is the lesser of (A) three
(3) consecutive years commencing as of the Effective Date, or (B) so long as a change in control of Purchaser (within the meaning of Section 2.3 of the MS Agreement), has not occurred, Seller and the Related Companies shall not:

         (a) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the OEM Business as it exists on the Effective Date, located anywhere in the United States of America or any foreign country in which Purchaser, Seller or any of the Related Companies have conducted business within the past three (3) years. Notwithstanding anything to the contrary contained herein, this Section shall not preclude Seller or any of the Related Companies from owning less than five percent (5%) of the outstanding securities of a corporation which is publicly traded either on a securities exchange or over-the-counter and which engages in a business or lines of business similar to the OEM Business.

         (b) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

                  (i) divert or attempt to divert from Purchaser, or any of its affiliates, any OEM Business with respect to any customer or account with which Seller or any of the Related Companies had any contact or association, or which was under the supervision of Seller or any of the Related Companies or the identity of which was learned by Seller as a result of Seller's ownership of the Purchased Assets, in each case within three (3) years prior thereto; or

                  (ii) induce any employee, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting OEM Business with Purchaser or any of its affiliates, to terminate their relationship or association with Purchaser, or any of its affiliates or to represent, distribute or sell services or products in competition with services or products relating to the OEM Business of Purchaser, or any of its affiliates.

     2. RESTRICTIVE COVENANT BY PURCHASER. Except as otherwise stated herein, for a period of time which is the lesser of (A) three (3) consecutive years commencing as of the Effective Date, or (B) so long as a change in control of Purchaser (within the meaning of Section 2.3 of the MS Agreement), has not occurred, Purchaser shall not:

         (a) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the Branded Business or any business of Recoton or its affiliates as it exists on the Effective Date, located anywhere in the United States of America or any foreign country in which Purchaser, Seller or any of the Related Companies have conducted business within the past three (3) years. Notwithstanding anything to the contrary contained herein, this Section shall not preclude Purchaser from owning not more than five percent (5%) of the outstanding securities of a corporation which is publicly traded either on a securities exchange or over-the-counter and which engages in a business or lines of business similar to the Branded Business.

         (b) Directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

                  (i) divert or attempt to divert from Seller or any of the Related Companies or any of their affiliates any Branded Business with respect to any customer or account with which Seller or any of the Related Companies had any contact or association, or which was under the supervision of Seller or any of the Related Companies, in each case within three (3) years prior thereto; or

                  (ii) induce any employee, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business relating to the Branded Business with Seller, any of the Related Companies, or any of their affiliates, to terminate their relationship or association with Seller, any of the Related Companies, or any of their affiliates, or to represent, distribute or sell services or products in competition with services or products relating to the Branded Business of Seller, any of the Related Companies, or any of their affiliates.

     3. NON-DISCLOSURE BY SELLER. Seller and the Related Companies shall not at any time or in any manner, directly or indirectly use or disclose to any party, other than Purchaser, any OEM Business Confidential Information (as that term is defined below). "OEM BUSINESS CONFIDENTIAL INFORMATION" means trade secrets or other information known, learned or obtained by Seller and/or the Related Companies or disclosed to Seller and/or the Related Companies as a consequence of Seller's ownership of the OEM Business or otherwise, and which is not generally known in the industry, and that relates solely to the OEM Business or its products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

     4. NON-DISCLOSURE BY PURCHASER. Purchaser shall not at any time or in any manner, directly or indirectly use or disclose to any party, other than Seller and/or the Related Companies, any Branded Business Confidential Information (as that term is defined below). "BRANDED BUSINESS CONFIDENTIAL INFORMATION" means trade secrets or other information known, learned, or obtained by Purchaser or disclosed to Purchaser as a consequence of its purchase of the OEM Business or otherwise, and which is not generally known in the industry and which relates solely to the Branded Business or its products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

     5. EXCEPTION TO NON-DISCLOSURE. The parties acknowledge the existence of a certain Management Services Agreement dated as of August 28, 1996 between Purchaser and Seller (the "MS AGREEMENT") and the Supply and Services Agreement dated as of August 28, 1996 between Purchaser and Seller (the "SUPPLY AGREEMENT") and recognize that the non-disclosure provisions as set forth in Sections 3 and 4 of this Agreement will not apply to information properly transmitted to either party pursuant to the MS Agreement and the Supply Agreement.

     6. EXCLUSIONS TO AGREEMENT. Notwithstanding anything to the contrary contained herein, the following activities shall be excluded from the scope of this Agreement and shall not constitute a violation of this Agreement:

         (a) Selling by Seller and/or the Related Companies of antennas and airplane headsets and selling by Seller and/or the Related Companies of 12-Volt products to Vehicular customers for aftermarket applications;

         (b) Designing, manufacturing, marketing and selling of "non-branded speakers" and speaker components and related products by Purchaser to any original equipment manufacturer customer, whether or not such customer competes with the Seller or any of the Related Companies. For purposes of this Agreement "non-branded speakers" shall mean any speakers to be sold under the trademark of an original equipment manufacturer or without any trademark;

          (c) Selling by Purchaser of assembled speakers to other speaker companies for Vehicular installation;

         (d) Selling of licensed trademarked speakers by Purchaser to Vehicular original equipment manufacturers as permitted under the License Agreement, dated August 28, 1996 by and between Purchaser and Seller; and

         (e) Purchaser inducing or causing any MSP, as that term is defined in the MS Agreement, to leave the employ of Seller or any Related Company within the period during of the term of employment of Robert G. Shaw by Seller or any Related Company and ending six months thereafter on condition that Purchaser shall assume all obligations to such employee (other than Robert G. Shaw) under any then-existing employment or severance agreements and shall indemnify and hold the prior employer harmless from any liability under any such agreements. Notwithstanding the foregoing, if the MSP is terminated (actually or constructively) by Seller or any Related Company, Purchaser may employ such MSP and shall not be required to assume the obligations to such MSP under any employment agreement or severance agreement and shall not indemnify the Seller or any Related Company.

       7. REMEDIES.

         (a) The parties to this Agreement acknowledge that this Agreement is intended to protect and preserve legitimate business interests of Seller, the Related Companies and Purchaser. Each of Seller, the Related Companies and Purchaser acknowledge that any violation of the provisions of this Agreement by the other may cause serious and irreparable damage to the non-breaching party, and further acknowledge that it might not be possible to measure such damages in money in such event. Accordingly, the parties agree that, in the event of a violation of the provisions of this Agreement, the non-breaching party may seek, in addition to any other rights or remedies, including money damages, an injunction or restraining order restraining the breaching party from doing or continuing to do or performing any acts constituting such a violation.

         (b) The parties' remedies under this Agreement shall be cumulative and not exclusive and the recovery of money damages hereunder or under any other agreement to which Seller and Purchaser are a party shall not preclude the non-breaching party from pursuing temporary or permanent injunctive relief as otherwise provided herein.

     8. NOTICE. Any notice, request, consent or communication (collectively "NOTICE") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed addressed as follows, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

       If to Seller and the Related Companies:

         International Jensen Incorporated/Recoton Audio Corporation 25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention:   Mr. Marc T. Tanenberg
         Telecopier:  (847) 317-3855
         Telephone:   (847) 317-3700

                  and

         Recoton Corporation
         2950 Lake Emma Road
         Lake Mary, Florida  32746
         Attention:   Mr. Stuart Mont
         Telecopier:  (407) 333-8903
         Telephone:   (407) 333-8900

       with a copy to:

         Stroock & Stroock & Lavan
         Seven Hanover Square
         New York, New York  10004
         Attention:   Theodore S. Lynn, Esq.
         Telecopier:  (212) 806-6006
         Telephone:   (212) 806-5400

       If to Purchaser:

         IJI Acquisition Corp./International Jensen Incorporated
         25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention:   Mr. Robert G. Shaw
         Telecopier:  (847) 317-3774
         Telephone:   (847) 317-3777

       with a copy to:

         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Chicago, Illinois  60606-1229
         Attention:   Richard B. Thies, Esq.
         Telecopier:  (312) 201-2555
         Telephone:   (312) 201-2521

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date
(i) when personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     9. COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

     10. APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 8 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     11. DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     12. SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

     14. WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     IN WITNESS WHEREOF, the parties have made and entered into this Agreement as of the Effective Date.

                                INTERNATIONAL JENSEN INCORPORATED,
                                a Delaware corporation

                                By:    /s/ Marc T. Tanenberg
                                Its:   Vice President


                                IJI ACQUISITION CORP., an Illinois corporation

                                By:    /s/ Jule DuBach
                                Its:   Secretary


                                RECOTON CORPORATION, a New York corporation

                                By:    /s/ Stuart Mont
                                Its:   Executive Vice President


                                RC ACQUISITION SUB, INC., a Delaware corporation

                                By:    /s/ Stuart Mont
                                Its:   Secretary


                                FUJI CONE, INC., a Delaware corporation

                                By:    /s/ James E. Sula
                                Its:   Vice President

                                                     EXHIBIT 10 TO RECOTON
                                                     FORM 8-K FOR EVENT
                                                     OCCURRING AUGUST 28, 1996

                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "AGREEMENT") is made as of August 28, 1996 (the "EFFECTIVE DATE"), by and between INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation the name of which is about to be changed to RECOTON AUDIO CORPORATION ("LICENSOR"), and IJI ACQUISITION CORP., an Illinois corporation the name of which is about to be changed to INTERNATIONAL JENSEN INCORPORATED ("LICENSEE").


                              W I T N E S S E T H:

     WHEREAS, Licensor has been engaged in the business of, inter alia, designing, manufacturing and marketing speakers and speaker components and related products, including, without limitation, new products or extensions of existing product lines which are complimentary to the OEM Business as defined below (collectively hereinafter "SPEAKER EQUIPMENT") for and to domestic and international automotive, truck, recreational vehicle, aircraft or other motorized vehicle ("VEHICULAR") original equipment manufacturers (the "OEM BUSINESS");

     WHEREAS, Licensor has used various trademarks in connection with the OEM Business and its other businesses, including, but not limited to, the trademarks identified in Schedule 1 of this Agreement (the "TRADEMARKS") which are registered in the countries noted in Schedule 1;

     WHEREAS, Licensor has sold the OEM Business to Licensee pursuant to the terms and conditions of that certain Third Amended and Restated Agreement for Purchase and Sale of Assets by and between Licensor and Licensee, dated as of January 3, 1996; and

     WHEREAS, Licensee desires to utilize the Trademarks in the conduct of the OEM Business.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

     1. GRANT OF LICENSE. Licensor hereby grants to Licensee, and Licensee hereby accepts, upon the terms and conditions set forth in this Agreement, the exclusive right (the "LICENSE") to use the Trademarks in the countries where Licensor has registered rights for the Trademarks (and in those countries where Licensor subsequently acquires registered rights for the Trademarks) for Speaker Equipment sold to Vehicular original equipment manufacturers through the OEM Business ("OEM SPEAKER EQUIPMENT").

     2. TERM OF LICENSE. Subject to the terms of Paragraph 5 hereof, the term of the License is ten (10) years from the Effective Date (the "ORIGINAL TERM"). Upon written notice to Licensor given no earlier than one hundred eighty (180) days or no later than thirty (30) days before the then-scheduled expiration of the term, Licensee, in its sole discretion may elect to renew this Agreement for two (2) additional five (5) year terms (the "RENEWAL TERMS") (the Original Term and the Renewal Terms, if applicable, hereinafter collectively are referred to as the "TERM") if Licensee is in compliance with the terms of this Agreement at the time of such notice. Any written notice to renew the Term of the License shall be made not less than thirty (30) days prior to the end of the Original Term or the first Renewal Term, as the case may be.

     3. ROYALTY.

          (a) Licensee shall pay to Licensor during the Term the following royalties (collectively hereinafter referred to as the "ROYALTY" or the "ROYALTIES"):

                  (i) with respect to OEM Speaker Equipment utilizing the mark "JENSEN" or any derivative of "JENSEN," a royalty to be agreed upon by the parties which shall be no less than one percent (1%) and no more than two percent (2%) of Net Revenues (as defined below); and

                  (ii) with respect to OEM Speaker Equipment utilizing any Trademark other than "JENSEN" or any derivative of "JENSEN," the royalty shall be five percent (5%) of Net Revenues.

          OEM Speaker Equipment sold in connection with the use of any of the Trademarks is hereinafter referred to as "LICENSED PRODUCTS."

         (b) Such Royalty shall accrue when the Licensed Products are shipped by Licensee or a wholly-owned subsidiary of Licensee to a party not wholly owned by Licensee (a "THIRD PARTY"). If a Third Party is owned in part by Licensee or an affiliate of Licensee, a further Royalty shall be due (against which any prior Royalty may be credited) upon any further sale of a Licensed Product by such Third Party.

         (c) As used herein, the term "NET REVENUES" shall mean gross sales to Third Parties, less returns actually credited.

     4. SUBLICENSE. Licensee may sublicense, subject to the terms of this Agreement (including without limitation the right of Licensor to audit the books of the sublicensee), any rights (other than the right to sublicense) granted to it under this Agreement to any domestic or international Vehicular original equipment manufacturer for the term of the license hereunder. Any royalties derived from any such sublicense shall be divided equally between Licensor and Licensee.

     5. CHANGE IN CONTROL. Upon a "CHANGE OF CONTROL OF LICENSEE" (as defined below), the terms and conditions governing the License granted to Licensee hereunder shall change, as follows:

         There shall be a minimum annual royalty for each trademark of One Hundred Thousand Dollars ($100,000) commencing two (2) years after the Change of Control (prior to the end of the two (2) year period, as described herein and by written notice to Licensor, the successor licensee may elect not to retain its License for any one or more Trademark or Trademarks);

         No sublicenses shall be granted after the Change of Control of Licensee other than with Licensor's prior written approval and the royalties on such sublicenses shall be divided seventy percent (70%) to Licensor and thirty percent (30%) to the Licensee;

         The successor licensee may renew the Term of this Agreement for a period of up to ten (10) years, which when added to the expired portion of the Term does not exceed twenty (20) years; and

         Royalties on the mark "Jensen" shall immediately increase to three percent (3%).

     A "CHANGE OF CONTROL OF LICENSEE" shall have occurred if Robert G. Shaw ("SHAW") shall not: (i) be a member of the Board of Directors of Licensee; (ii) be either an executive officer or chairman of the Board of Licensee; and (iii) own beneficially more shares of the voting stock of Licensee than any other stockholder of Licensee (or "group" of stockholders, as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) but in any event more than thirty percent (30%) of the outstanding voting stock; provided, however, that the death or permanent disability of Shaw shall not be considered a "Change of Control of Licensee" so long as Shaw's estate or heirs, or any trust for the benefit solely of the heirs of Shaw, collectively, meet the test set forth above in clause (iii). For purposes of this Agreement, a person shall be deemed to own beneficially any shares of Licensee which are owned by himself, his spouse, any descendant of his, or any trust, partnership, corporation, joint venture, or limited liability company which has been created primarily for his benefit and/or for the benefit of his spouse or any descendant of such person.

     6. ACCOUNTING.

         (a) Licensee shall deliver to Licensor on the fifteenth (15th) day following the end of each calendar year quarter, and on the thirtieth
       (30th) day of the month following termination or expiration of this Agreement, a complete and accurate statement (a "ROYALTY STATEMENT") of sales of Licensed Products (including sales by any sublicensee), for the immediately preceding calendar year quarter or portion thereof by Licensee and its affiliates thereof ("ROYALTY PERIOD"). Each Royalty Statement shall be certified as accurate by an officer of Licensee and shall include a computation of Gross Revenues and Royalty due. A Royalty Statement shall be furnished to Licensor with respect to each Royalty Period whether or not any Licensed Products have been shipped, distributed or sold, and whether or not Royalties have been earned during such Royalty Period.

         (b) The amount shown in the Royalty Statements as being due Licensor, unless otherwise directed in writing by Licensor, shall be paid by wire transfer to an account designated in writing by Licensor on the dates provided herein for submission of such statements and Licensee shall transmit by facsimile to Licensor on such payment date a copy of the applicable Royalty Statement.


     7. BOOKS AND RECORDS.

         (a) Licensee shall keep accurate books of account and records at its principal place of business, or such other reasonable locations at it may designate in writing to Licensor, covering all transactions relating to the License. Licensor and its duly authorized representatives shall have the right, upon two (2) business days written notice, during normal business hours, to audit the books of account and records of Licensee and its sublicensees, and to make copies and extracts thereof. If any underpayment is in excess of five percent (5%) and Ten Thousand Dollars ($10,000), the cost of any such audit shall be borne by Licensee.

         (b) All books of account and records of Licensee concerning transactions relating to the License granted herein shall be retained by Licensee for at least five (5) years after the end of the year in which such transaction occurs for possible inspection by Licensor in accordance with the terms hereof.

     Licensor shall not at any time or in any manner, directly or indirectly use or disclose to any party other than Licensee, Books and Records Confidential Information (as that term is defined below). "BOOKS AND RECORDS CONFIDENTIAL INFORMATION" means trade secrets or other information known, learned or obtained by Licensor or disclosed to Licensor as a consequence of the inspection rights as provided under this Section, which is not generally known in the industry.

     8. OWNERSHIP OF TRADEMARKS. Licensee confirms and acknowledges, and each sublicensee shall confirm and acknowledge, Licensor's exclusive ownership of each of the Trademarks, and agrees, and each sublicensee shall agree, that at no time will it take any actions which challenge, contest or otherwise dispute Licensor's ownership, use, or registration of any of the Trademarks, and/or the validity and/or enforceability thereof. Neither Licensee nor any sublicensee shall seek to register, use, license, cancel or otherwise seek trademark protection for any Trademarks in any jurisdiction where such marks are not registered or otherwise protected by Licensor.


     9. AGREEMENT TO ASSIGN. All use by Licensee and any sublicensee of any of the Trademarks will inure to Licensor's benefit. If Licensee or any sublicensee should acquire any rights in any of the Licensor Trademarks other than as a result of the grant of rights made in this Agreement, upon thirty (30) days written notice and at Licensor's expense, Licensee or such sublicensee shall assign all such rights to Licensor.

     10. ADDITIONAL AGREEMENT. Licensee will, at Licensor's expense, execute and deliver such documents as Licensor reasonably deems necessary for Licensor to register, and/or to protect Licensor's rights in, each of the Trademarks, including, without limitation, any separate licenses for foreign Trademarks.

     11. COOPERATION TO PROTECT RIGHT. Licensee and any sublicensee will inform Licensor of any uses of any of the Trademarks by third parties which become known to it. Licensor shall have no obligation to take any action against any such infringement. Licensee and any sublicensee will take no action against such third-party use, unless Licensor, within thirty (30) days of receiving notice of such third party use from Licensee or such sublicensee, fails to file a civil action against such use or to take other action which is intended to cause such use to cease. If Licensor takes action respecting such use, it will be at Licensor's cost and expense, and Licensor will be entitled to all monetary awards granted therein, other than awards of damages based upon lost sales of Licensee. If Licensee or a sublicensee brings an action against such third party use, it will be at Licensee's or such sublicensee's cost and expense (including attorneys' fees), and Licensee or such sublicensee will be entitled to all monetary awards granted therein. Each party hereto, at the other's request and expense, shall provide all reasonable cooperation, including execution of all reasonably necessary documents, with respect to the other's efforts to protect the Trademarks.

     12. TERMINATION.

         (a) Except as otherwise provided herein, the License may be terminated by Licensor for a breach of any material term of this Agreement by Licensee, provided that Licensor first gives Licensee written notice of such breach and such breach is not cured within forty-five (45) days of delivery of such written notice with respect to domestic trademarks and ninety (90) days of delivery of such written notice with respect to foreign trademarks.

        (b) The License may be terminated by Licensee upon ninety (90) days written notice.

     13. RIGHTS FOLLOWING TERMINATION. Upon the expiration or termination of the License for any reason, Licensee will discontinue permanently all use of any of the Trademarks, or any trademark confusingly similar thereto, provided, however, that Licensee shall have the right to continue to sell Licensed Products for the longer of (i) one hundred and eighty (180) days to exhaust its existing inventory of Licensed Products, or (ii) such time as is reasonably necessary to fill product orders or complete product programs in effect as of the effective date of expiration or termination of this Agreement, on condition that all obligations of Licensee with respect thereto, including, without limitation, the obligation to pay Royalties, shall continue.

     14. QUALITY. All Licensed Products and any products sold by any sublicensee bearing any of the Trademarks shall be of a quality at least equal to OEM Speaker Equipment sold by Licensor immediately prior to the date of this Agreement and shall comply in all respects with all applicable federal, state and local rules, regulations and other laws.

     15. CLAIMS AND INDEMNIFICATION.

         (a) Except to the extent that such claims fall within the scope of subsection (b) of this section, Licensee shall indemnify and defend and hold Licensor harmless, during the term of this Agreement and at any time thereafter, from any and all claims, causes of action, costs, expenses, fines, penalties, liabilities (including statutory and other liability under worker's compensation and other employer's liability laws), damages, suits or judgments, including costs of investigation, court costs and reasonable attorney's fees (hereinafter collectively "CLAIMS"), arising directly or indirectly from, as a result of, or in connection with the manufacture, marketing, advertising, distributing or sale of Licensed Products, and Licensor will have no obligation or liability in connection therewith or arising from such Claims. Licensee will, within ten (10) days of notice of any such action in which Licensor is named, notify Licensor in writing thereof.

         (b) Licensor shall indemnify and defend and hold Licensee harmless, during the term of this Agreement and at any time thereafter, from Claims made by third parties against Licensee or Licensor for trademark infringement or the like respecting any of the (i) U.S. Trademarks and
       (ii) any foreign Trademarks obtained after the date of this Agreement and Licensee will have no obligation or liability in connection therewith or arising from such claims. Licensor will, within ten (10) days of notice of any such action in which Licensee is named, notify Licensee in writing thereof.

     16. NO AGENCY. Neither party will be considered as, or hold itself out to be, an agent of the other party, or act for or bind the other party in any dealing with a third party.

     17. NOTICES. Any notice, request, consent or communication (collectively "NOTICE") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized overnight delivery service, with delivery confirmed addressed as follows, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

       If to Licensor:

         International Jensen Incorporated/Recoton Audio Corporation 25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention:  Mr. Marc T. Tanenberg
         Telecopier:  (847) 317-3855
         Telephone:  (847) 317-3700

                  and

         Recoton Corporation
         2950 Lake Emma Road
         Lake Mary, Florida  32746
         Attention:  Mr. Stuart Mont
         Telecopier:  (407) 333-8903
         Telephone:  (407) 333-8900

       with a copy to:

         Stroock & Stroock & Lavan
         Seven Hanover Square
         New York, New York  10004
         Attention:  Theodore S. Lynn, Esq.
         Telecopier:  (212) 806-6006
         Telephone:  (212) 806-5400

       If to Licensor:

         Jensen Acquisition Corp./International Jensen Incorporated 25 Tri-State International Office Center
         Suite 400
         Lincolnshire, Illinois  60069
         Attention:  Mr. Robert G. Shaw
         Telecopier:  (847) 317-3774
         Telephone:  (847) 317-3777

       with a copy to:

         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Chicago, Illinois  60606-1229
         Attention:  Richard B. Thies, Esq.
         Telecopier:  (312) 201-2555
         Telephone:  (312) 201-2521

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date
(i) when personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     18. WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

     19. COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

     20. APPLICABLE LAW. The laws of the State of Illinois shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the one or more of the parties now or hereafter locates its principal office outside the State of Illinois. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge the aforesaid courts shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 17 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available. In the event of litigation hereunder, the court shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in pursuing or defending such action.

     21. DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

     22. SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     23. SUCCESSORS AND ASSIGNS AND THIRD PARTY BENEFICIARIES. This Agreement may not be assigned without the prior written consent of all parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

     IN WITNESS WHEREOF, the parties have made and entered into this Agreement as of the Effective Date.

                                    INTERNATIONAL JENSEN INCORPORATED


                                    By:       /s/ Marc T. Tanenberg
                                    Title:    Vice President

                                    IJI ACQUISITION CORP.


                                    By:       /s/ Jule DuBach
                                    Title:    Secretary